                                                                   EXHIBIT 10.18




================================================================================

                                   $70,000,000


                                CREDIT AGREEMENT

                                   Dated as of

                                November 19, 1997

                                     Between


                      DANIEL INDUSTRIES, INC., AS BORROWER

                    BANK ONE, TEXAS, NA, AS AGENT AND LENDER,

        TEXAS COMMERCE BANK NATIONAL ASSOCIATION, AS CO-AGENT AND LENDER,

                              CIBC INC., AS LENDER

                                       AND

                   CREDIT LYONNAIS NEW YORK BRANCH, AS LENDER

================================================================================

                                TABLE OF CONTENTS


                                                                                                                   Page
                                                                                                                   ----
SECTION 1.  DEFINITIONS; INTERPRETATION............................................................................  1
         Section 1.1.      Definitions.............................................................................  1
         Section 1.2.      Interpretation.......................................................................... 12

SECTION 2.  THE CREDIT FACILITIES.................................................................................. 12
         Section 2.1.      Loans................................................................................... 12
         Section 2.2.      Letters of Credit....................................................................... 13
         Section 2.3.      Types of Loans and Minimum Borrowing Amounts............................................ 16
         Section 2.4.      Manner of Borrowing..................................................................... 16
         Section 2.5.      Interest Periods........................................................................ 18
         Section 2.6.      Interest Payments....................................................................... 18
         Section 2.7.      Default Rates........................................................................... 19
         Section 2.8.      Amortization and Maturity of Term Loans................................................. 20
         Section 2.9.      Optional Prepayments.................................................................... 20
         Section 2.10.     Mandatory Prepayments of Loans.......................................................... 20
         Section 2.11.     The Notes............................................................................... 21
         Section 2.12.     Breakage Fees........................................................................... 21
         Section 2.13.     Commitment Terminations................................................................. 22

SECTION 3.  FEES AND PAYMENTS...................................................................................... 22
         Section 3.1.      Fees.................................................................................... 22
         Section 3.2.      Place and Application of Payments....................................................... 22
         Section 3.3.      Withholding Taxes....................................................................... 23

SECTION 4.  CONDITIONS PRECEDENT................................................................................... 24
         Section 4.1.      Conditions Precedent to Initial Borrowing............................................... 24
         Section 4.2.      Conditions Precedent to all Borrowings.................................................. 25

SECTION 5.  REPRESENTATIONS AND WARRANTIES......................................................................... 27
         Section 5.1.      Corporate Organization.................................................................. 27
         Section 5.2.      Corporate Power and Authority; Validity................................................. 27
         Section 5.3.      No Violation............................................................................ 27
         Section 5.4.      Litigation.............................................................................. 27
         Section 5.5.      Use of Proceeds; Margin Regulations..................................................... 28
         Section 5.6.      Investment Company Act.................................................................. 28
         Section 5.7.      Public Utility Holding Company Act...................................................... 28
         Section 5.8.      True and Complete Disclosure............................................................ 28
         Section 5.9.      Financial Statements.................................................................... 28
         Section 5.10.     No Material Adverse Change.............................................................. 29
         Section 5.11.     Labor Controversies..................................................................... 29
         Section 5.12.     Taxes................................................................................... 29
         Section 5.13.     ERISA................................................................................... 29
         Section 5.14.     Consents................................................................................ 29
         Section 5.15.     Capitalization.......................................................................... 29
         Section 5.16.     Ownership of Property................................................................... 29
         Section 5.17.     Compliance with Statutes................................................................ 30
         Section 5.18.     Environmental Matters................................................................... 30
         Section 5.19.     Dividend Restrictions................................................................... 30

SECTION 6.  COVENANTS.............................................................................................. 30
         Section 6.1.      Corporate Existence..................................................................... 30
         Section 6.2.      Maintenance............................................................................. 31
         Section 6.3.      Taxes................................................................................... 31
         Section 6.4.      ERISA................................................................................... 31
         Section 6.5.      Insurance............................................................................... 31
         Section 6.6.      Financial Reports and Other Information................................................. 31
         Section 6.7.      Lenders' Inspection Rights.............................................................. 33
         Section 6.8.      Conduct of Business..................................................................... 33
         Section 6.9.      New Subsidiaries........................................................................ 33
         Section 6.10.     Restrictions on Redemption; Dividends................................................... 34
         Section 6.11.     Restrictions on Fundamental Changes..................................................... 34
         Section 6.12.     Environmental Laws...................................................................... 35
         Section 6.13.     Liens................................................................................... 35
         Section 6.14.     Indebtedness............................................................................ 37
         Section 6.15.     Loans, Advances and Investments......................................................... 38
         Section 6.16.     Transfer of Assets...................................................................... 38
         Section 6.17.     Transactions with Affiliates............................................................ 39
         Section 6.18.     Compliance with Laws.................................................................... 39
         Section 6.19.     Negative Pledges........................................................................ 39
         Section 6.20.     Maximum Capital Expenditures............................................................ 39
         Section 6.21.     Minimum Tangible Net Worth.............................................................. 39
         Section 6.22.     Maximum Funded Debt to EBITDA Ratio..................................................... 40
         Section 6.23.     Minimum Debt Service Coverage Ratio..................................................... 40

SECTION 7.  EVENTS OF DEFAULT AND REMEDIES......................................................................... 40
         Section 7.1.      Events of Default....................................................................... 40
         Section 7.2.      Non-Bankruptcy Defaults................................................................. 42
         Section 7.3.      Bankruptcy Defaults..................................................................... 42
         Section 7.4.      Collateral for Undrawn Letters of Credit................................................ 42
         Section 7.5.      Notice of Default....................................................................... 43
         Section 7.6.      Expenses................................................................................ 43

SECTION 8.  CHANGE IN CIRCUMSTANCES................................................................................ 43
         Section 8.1.      Change of Law........................................................................... 43
         Section 8.2.      Unavailability of Deposits or Inability to Ascertain LIBOR Rate......................... 43
         Section 8.3.      Increased Cost and Reduced Return....................................................... 44
         Section 8.4.      Lending Offices......................................................................... 46
         Section 8.5.      Discretion of Lender as to Manner of Funding............................................ 46

SECTION 9.  THE AGENTS............................................................................................. 46
         Section 9.1.      Appointment and Authorization of Agent and Co-Agent..................................... 46
         Section 9.2.      Rights and Powers....................................................................... 46
         Section 9.3.      Action by Agent and Co-Agent............................................................ 47
         Section 9.4.      Consultation with Experts............................................................... 47
         Section 9.5.      Indemnification Provisions; Credit Decision............................................. 47
         Section 9.6.      Indemnity............................................................................... 48
         Section 9.7.      Resignation of Agent and Successor Agent................................................ 48

SECTION 10.  MISCELLANEOUS......................................................................................... 49
         Section 10.1.     No Waiver............................................................................... 49
         Section 10.2.     Non-Business Day........................................................................ 49
         Section 10.3.     Documentary Taxes....................................................................... 49
         Section 10.4.     Survival of Representations............................................................. 49
         Section 10.5.     Survival of Indemnities................................................................. 49
         Section 10.6.     Setoff.................................................................................. 49
         Section 10.7.     Notices................................................................................. 50
         Section 10.8.     Counterparts............................................................................ 50
         Section 10.9.     Successors and Assigns.................................................................. 50
         Section 10.10.    Sales and  Transfers of Borrowings  and Notes;  Participations  in Borrowings  and
                           Notes................................................................................... 51
         Section 10.11.    Amendments, Waivers and Consents........................................................ 53
         Section 10.12.    Headings................................................................................ 54
         Section 10.13.    Legal Fees, Other Costs and Indemnification............................................. 54
         Section 10.14.    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial......................... 54
         Section 10.15.    Confidentiality......................................................................... 56
         Section 10.16.    Effectiveness........................................................................... 56
         Section 10.17.    Severability............................................................................ 56
         Section 10.18.    Change in Accounting Principles or Tax Laws............................................. 56
         Section 10.19.    Entire Agreement........................................................................ 56


EXHIBITS

Exhibit 2.2A      Form of Borrowing Request
Exhibit 2.2B      Form of Application
Exhibit 2.11A     Form of Revolving Note
Exhibit 2.11B     Form of Term Note
Exhibit 4.1       Form of Subsidiary Guaranty
Exhibit 6.6       Form of Compliance Certificate
Exhibit 10.10     Form of Assignment Agreement


SCHEDULES

Schedule 5.1      List of Subsidiaries
Schedule 5.4      List of Litigation
Schedule 6.14     List of Existing Indebtedness
Schedule 6.15     List of Existing Investments

     CREDIT AGREEMENT, dated as of November 19, 1997, between Daniel Industries, Inc., a Delaware corporation (the "Borrower"), Bank One, Texas, NA ("Bank One"), Texas Commerce Bank National Association ("TCB"), CIBC Inc., Credit Lyonnais New York Branch, and the other lenders from time to time parties hereto (each a "Lender" and collectively, the "Lenders"), Bank One, as administrative agent for the Lenders (in such capacity, the "Agent") and TCB, as co-agent for the Lenders (in such capacity, the "Co-Agent").

                                   WITNESSETH:

     WHEREAS, the Borrower desires to obtain commitments from the Lenders to make loans to the Borrower and to participate in letters of credit for the account of the Borrower; and

     WHEREAS, the Lenders are willing to extend such commitments to the Borrower on the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS; INTERPRETATION.

     Section 1.1. Definitions. Unless otherwise defined herein, the following terms shall have the following meanings:

     "Acquisition" means a direct or indirect purchase by the Borrower or any of its Subsidiaries after the date hereof for cash, stock or other securities or other property, whether in one or more related transactions, of all or substantially all of the assets or voting securities or other equity interests of a Person or a business unit, division or group of a Person.

     "Adjusted LIBOR Rate" means, for any Borrowing of LIBOR Loans, a rate per annum determined in accordance with the following formula:

      Adjusted LIBOR Rate            =              LIBOR Rate
                                                ----------------
                                         1.00 - Eurodollar Reserve Percentage

     "Affiliate" means, for any Person, (i) any other Person that directly or indirectly through one or more intermediaries controls, or is under common control with, or is controlled by, such Person, and (ii) any other Person owning beneficially or controlling ten percent (10%) or more of the equity interests in such Person. As used in this definition, "control" means the power, directly or indirectly, to direct or cause the direction of management or policies of a Person (through ownership of voting securities or other equity interests, by contract or otherwise).

     "Agent" means Bank One acting in its capacity as agent for the Lenders, and any successor agent appointed hereunder pursuant to Section 9.7.

     "Agreement" means this Credit Agreement, as amended, restated or supplemented from time to time.

     "Applicable Margin" means, for LIBOR Loans, the percentage per annum set forth opposite the relevant Funded Debt to EBITDA Ratio for the relevant fiscal quarter as follows:

 Funded Debt to EBITDA
        Ratio                                            LIBOR Loans
  --------------------                                   -----------

Equal to or less than 1.25 to 1.0                           0.50%

Greater than 1.25 to 1.0 but less                           0.625%
than 2.01 to 1.0

Equal to or greater than 2.01 to 1.0 but less               0.75%
than 2.51 to 1.0

Equal to or greater than 2.51 to 1.0 but less               0.875%
than 3.01 to 1.0

Equal to or greater than 3.01 to 1.0                        1.00%

For the period from the Effective Date through the earlier of the date the Borrower is to provide the Agent with the financial statements for the fiscal quarter ended December 31, 1997, as required by Section 6.6(a)(ii) or the date such financial statements are provided to the Agent, the Applicable Margin shall be based upon the Funded Debt to EBITDA Ratio as of September 30, 1997, or 0.75% per annum. Thereafter, the Applicable Margin shall be set by the Agent upon its receipt of the applicable financial statements and Compliance Certificate as required by Section 6.6(a)(i) or (ii) and Section 6.6(b) from the Borrower to be effective as of the date one (1) Business Day after the earlier of the date such financial statements are required to be provided or the date such financial statements are provided to the Agent.

     "Application" means an application for a Letter of Credit as defined in
Section 2.2(b).

     "Assignment Agreement" means an agreement in substantially the form of
Exhibit 10.10 whereby a Lender conveys part or all of its Commitments, Loans and participations in Letters of Credit to another Person that is, or thereupon becomes, a Lender, or increases its Commitments, outstanding Loans and outstanding participations in Letters of Credit pursuant to Section 10.10.

     "Authorized Officer" means any officer or other employee of the Borrower or the Guarantor, as applicable, authorized from time to time to execute and deliver a Credit Document under this Agreement.

     "Base Rate" means, for any day, the greater of:

          (i) the fluctuating commercial loan rate announced by the Agent from time to time as its base rate for Dollar loans in the United States of America in effect on such day (which base rate may not be the lowest rate charged by the Agent on loans to any of its customers), with any change in the Base Rate resulting from a change in such announced rate to be effective on the date of the relevant change; and


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

          (ii) the sum of (x) the Federal Funds Rate plus (y) one-half of one percent (0.50%) per annum.

     "Base Rate Loan" means a Loan bearing interest prior to maturity at the Base Rate.

     "Borrower" means Daniel Industries, Inc., a Delaware corporation.

     "Borrowing" means any extension of credit made by the Lenders by way of Loans or Letters of Credit, including any Borrowings advanced, continued or converted. A Borrowing is "advanced" on the day the Lenders advance funds comprising such Borrowing to the Borrower or a Letter of Credit is issued, is "continued" (in the case of LIBOR Loans) on the date a new Interest Period commences for such Borrowing and is "converted" when such Borrowing is changed from one type of Loan to the other, all as requested by the Borrower pursuant to
Section 2.4(a).

     "Borrowing Request" means a request for a Borrowing as defined in Section 2.2(b).

     "Business Day" means any day other than a Saturday, Sunday or other day on which banks are authorized or required to close in Houston, Texas, and, if the applicable Business Day relates to the advance or continuation of, conversion into or payment on a LIBOR Loan, on which banks are dealing in Dollar deposits in the interbank eurocurrency market in London, England.

     "Capital Expenditures" shall mean, for any period, all expenditures of the Borrower and its Subsidiaries for fixed or capital assets incurred during such period which, in accordance with GAAP, would be classified as capital expenditures, excluding any amounts paid in connection with an Acquisition.

     "Capitalized Lease Obligations" means, for any Person, the amount of such Person's liabilities under all leases of real or personal property (or any interest therein) which is required to be capitalized on the balance sheet of such Person as determined in accordance with GAAP.

     "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than twelve (12) months from the date of acquisition, (ii) time deposits and certificates of deposits maturing within one (1) year from the date of acquisition thereof or overnight investments that are either fully insured by the Federal Deposit Insurance Corporation or with a Lender or any financial institutions in the United States of America having capital, surplus and undivided profits aggregating at least $100,000,000 whose long-term unsecured debt rating is A- or above by S&P or A3 or above by Moody's, (iii) commercial paper or taxable or tax exempt instruments issued by any Person incorporated in the United States of America with a rating of at least A-1 by S&P or at least P-1 by Moody's with maturities of not more than twelve (12) months from the date of acquisition, (iv) repurchase obligations entered into with any Lender or any commercial bank which is secured by a fully perfected security interest in any obligation of the type described in clause (i) above, (v) long-term instruments of any Person incorporated in the United States having a feature that provides for a "put" back to such Person and that provides for the resetting of the interest rate applicable thereto not less often than annually and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, and (vi) money market funds which have at least $1,000,000,000 in assets and which invest primarily in securities of the types described in clauses (i) through (v) above.

     "Co-Agent" shall mean TCB in its capacity as co-agent for the Lenders, and any successor co-agent appointed pursuant to Section 9.7.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral Account" means the cash collateral account for outstanding undrawn Letters of Credit as defined in Section 7.4(b).

     "Commitment" means relative to any Lender, such Lender's obligations to make Loans and participate in Letters of Credit pursuant to Sections 2.1 and 2.2 in the percentages set forth opposite its signature hereto or pursuant to
Section 10.10, as such commitments may be reduced from time to time pursuant to this Agreement.

     "Compliance Certificate" means a certificate substantially in the form of
Exhibit 6.6.

     "Consolidated Interest Expense" means, for any period, the total interest expense of the Borrower and its Subsidiaries on a consolidated basis for such period in connection with Indebtedness, determined in accordance with GAAP.

     "Consolidated Net Income" means, for any period, the net income (or loss), after provision for taxes, of the Borrower and its Subsidiaries on a consolidated basis for such period, determined in accordance with GAAP.

     "Consolidated Net Worth" means, as of any date of determination, the Borrower's consolidated stockholders equity determined in accordance with GAAP.

     "Credit Documents" means this Agreement, the Notes, the Subsidiary Guaranties, the Borrowing Requests, the Applications and any other documents or instruments executed by the Borrower or any of the Guarantors in connection with this Agreement.

     "Debt Service Coverage Ratio" means, as of any date of determination, the ratio of (i) the sum of, without duplication, (a) EBITDA, minus (b) cash taxes, minus (c) cash dividends, distributions or payments made in respect of the capital stock of the Borrower as permitted hereunder; to (ii) the sum of, without duplication, (a) the current portion of long-term Funded Debt at the date of determination, plus (b) Consolidated Interest Expense, all calculated (other than the current portion of long-term Funded Debt) on a historic four fiscal quarter rolling basis on a consolidated basis for the Borrower and its Subsidiaries and as determined in accordance with GAAP. Upon the consummation of any Acquisition, the Debt Service Coverage Ratio shall be determined including the historical financial results of the acquired business (on a historic four fiscal quarter pro forma basis).

     "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

     "Dollar" and "U.S. Dollar" and the sign "$" means lawful money of the United States of America.

     "EBITDA" means, as of any date of determination, the sum of (i) Consolidated Net Income (excluding the effects of extraordinary gains or losses, together with any related provisions for taxes) plus each of the following to the extent actually deducted in determining Consolidated Net Income (a) Consolidated Interest Expense, and (b) provisions for taxes based on income or revenues, plus (ii) the amount of all depreciation, amortization expense and other non-cash charges (excluding the effects of any accruals made in the ordinary course of business) deducted in determining Consolidated Net Income, all calculated on a consolidated basis for the Borrower and its Subsidiaries and as determined in accordance with GAAP. Upon the consummation of any Acquisition, EBITDA shall be adjusted to include the historical financial results of the acquired business (on a historic four fiscal quarter pro forma basis).

     "Effective Date" means the date this Agreement shall become effective as defined in Section 10.16.

     "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violations, investigations or proceedings relating to any Environmental Law ("Claims") or any permit issued under any Environmental Law, including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health or safety in relation to the environment.

     "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance, code, written policy or rule of common law now or hereafter in effect, including any judicial or administrative order, consent, decree or judgment relating to (i) the environment, (ii) health or safety in relation to the environment or (iii) Hazardous Materials.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Eurodollar Reserve Percentage" means, with respect to each Interest Period for a LIBOR Loan, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentages in effect on each day of such Interest Period, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor thereto), for determining the maximum reserve requirements (including, without limitation, any supplemental, marginal and emergency reserves) applicable to "Eurocurrency Liabilities" pursuant to Regulation D of the Board of Governors of the Federal Reserve System or any other then applicable regulation of the Board of Governors which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D.

     "Event of Default" means any of the events or circumstances specified in
Section 7.1.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the next Business Day, provided that (A) if such day is not a Business Day, the rate on such transactions on the immediately preceding Business Day as so published on the next Business Day shall apply, and (B) if no such rate is published on such next Business Day, the rate for such day shall be the average of the offered rates quoted to the Agent by two (2) federal funds brokers of recognized standing on such day for such transactions as selected by the Agent.

     "Funded Debt" means, as of any date of determination, the sum, without duplication, of the following for the Borrower and its Subsidiaries: (i) Indebtedness for borrowed money, all obligations evidenced by bonds, debentures, notes or similar instruments, and purchase money obligations which in accordance with GAAP would be shown on the consolidated balance sheet of the Borrower as a liability, (ii) all reimbursement obligations relative to the amount drawn on letters of credit issued for the account of the Borrower or any of its Subsidiaries, and (iii) all Capitalized Lease Obligations.

     "Funded Debt to EBITDA Ratio" means, as of any date of determination, the ratio of Funded Debt to EBITDA, calculated using Funded Debt at the date of determination and EBITDA on a historic four fiscal quarter rolling basis.

     "GAAP" means generally accepted accounting principles from time to time in effect as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements, opinions and pronouncements by such other entity as may be approved by a significant segment of the U.S. accounting profession.

     "Guarantor" means each of Daniel Measurement and Control, Inc., a Delaware corporation, Daniel Valve Company, a Delaware corporation, Bettis Corporation, a Delaware corporation, and Shafer Valve Company, an Ohio corporation, and any other domestic Material Subsidiary of the Borrower required to become a Guarantor pursuant to Section 6.9.

     "Guaranty" by any Person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guarantying or in effect guarantying any Indebtedness, dividend or other obligation (including, without limitation, obligations in connection with sales of any property) of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation, or to purchase any property or assets constituting security therefor, primarily for the purpose of assuring the owner of such Indebtedness or obligations of the ability of the primary obligor to make payment of the Indebtedness or obligation; or (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, or (y) to maintain working capital or other balance sheet condition, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, in each case primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation; or (iii) to lease property or to purchase securities or other property or services of the primary obligor primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation; or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purpose of all computations made under this Agreement, the amount of a Guaranty in respect of any obligation shall be deemed to be equal to the amount that would apply if such obligation were the direct obligation of such Person rather than the primary obligor or, if less, the maximum aggregate potential liability of such Person under the terms of the Guaranty.

     "Hazardous Material" shall have the meaning assigned to that term in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Acts of 1986, and shall include any substance defined as "hazardous" or "toxic" or words used in place thereof under any Environmental Law applicable to the Borrower or any of its Subsidiaries.

     "Highest Lawful Rate" means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Loans or the Reimbursement Obligations, or under laws applicable to the Lenders, which are presently in effect or, to the extent allowed by applicable law, under such laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. Determination of the rate of interest for the purpose of determining whether the Loans or the Reimbursement Obligations represented hereby are usurious under all applicable laws shall be made by amortizing or spreading using the actuarial method during the stated term of the Loans or the Reimbursement Obligations, all interest at any time contracted for, taken, reserved, charged or received from the Borrower in connection with the Loans or the Reimbursement Obligations, as applicable.

     "Indebtedness" means, for any Person, the following obligations of such Person, without duplication: (i) obligations of such Person for borrowed money;
(ii) obligations of such Person representing the deferred purchase price of property or services other than accounts payable arising in the ordinary course of business and other than amounts which are being contested in good faith and for which reserves in conformity with GAAP have been provided; (iii) obligations of such Person evidenced by bonds, notes, bankers acceptances, debentures or other similar instruments of such Person or reimbursement obligations or other obligations with respect to letters of credit issued for such Person's account or letters of credit issued pursuant to such Person's application therefor; (iv) obligations of other Persons, whether or not assumed, secured by Liens upon property or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, but only to the extent of such property's fair market value; (v) Capitalized Lease Obligations of such Person;
(vi) obligations under hedge, swap, exchange, forward, future, collar or cap agreements, fixed price agreements and all other agreements or arrangements designed to protect against fluctuations in interest rates, commodity prices, and currency exchange rates; and (vii) obligations of such Person pursuant to a Guaranty of any of the foregoing of another Person. For purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture to which such Person is a party, to the extent such Indebtedness has recourse to such Person.

     "Initial Borrowing Date" means the date on which all conditions precedent set forth herein to the initial Borrowings are satisfied or waived in writing and the initial Borrowing hereunder occurs, which date shall be no later than November 24, 1997.

     "Intangible Assets" means patents, patent applications, copyrights, trademarks, trade names, service marks, brand names, franchises, goodwill, experimental expenses and other similar intangibles, and all other property which would be considered to be intangible under GAAP, all calculated on a consolidated basis for the Borrower and its Subsidiaries.

     "Interest Payment Date" means (i) for a Base Rate Loan, the last Business Day of each calendar quarter such Loan is outstanding commencing December 31, 1997, and (ii) for a LIBOR Loan, the last Business Day of each Interest Period for such Loan and, during any Interest Period of six (6) months, the Business Day occurring three (3) months after the commencement of such Interest Period.

     "Interest Period" means the period commencing on the date that a Borrowing of LIBOR Loans is advanced, continued or created by conversion and, subject to
Section 2.5, ending on the date one (1), two (2), three (3) or six (6) months thereafter as selected by the Borrower pursuant to the terms of this Agreement, or with respect to the initial Borrowing hereunder as otherwise agreed by the Borrower and all Lenders.

     "L/C Documents" means this Agreement, the Letters of Credit and any Applications with respect thereto and any draft or other document presented in connection with a drawing thereunder.

     "L/C Obligations" means the undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations with respect to Letters of Credit.

     "Lenders" is defined in the preamble.

     "Letter of Credit" means any of the letters of credit issued by the Lenders for the account of the Borrower pursuant to Section 2.2(a).

     "LIBOR Loan" means a Loan bearing interest prior to maturity at the Adjusted LIBOR Rate plus the Applicable Margin.

     "LIBOR Rate" means, relative to any Interest Period for each LIBOR Loan comprising part of the same Borrowing, a rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/16 of 1%), equal to the arithmetic mean of the "LIBOR" rates of interest per annum appearing on Telerate Page 3750 (or any successor publication) for the applicable currency two (2) Business Days before the commencement of such Interest Period for delivery on the first day of such Interest Period, at or about 11:00 a.m. (London, England time) for a period approximately equal to such Interest Period. If the foregoing Telerate rate is unavailable for any reason, then such rate shall be determined by the Agent from the Reuters Screen LIBOR page, or if such rate is also unavailable on such service, on any other interest rate reporting service of recognized standing selected by the Agent after consultation with the Borrower.

     "Lien" means any interest in any property or asset in favor of a Person other than the owner of the property or asset and securing an obligation owed to such Person, whether such interest is based on the common law, statute or contract, including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale, security agreement or trust receipt, or a lease, consignment or bailment for security purposes.

     "Loan" mean a Base Rate Loan or a LIBOR Loan, each of which is a "type" of Loan hereunder, and includes both the Revolving Loans and the Term Loans.

     "Majority Lenders" means, at any time, Lenders then holding in the aggregate at least sixty-six and two/thirds percent (66 2/3%) of the Total Commitment Amount, or if the Revolving Credit Commitments have terminated, the aggregate Obligations. The percentage set forth opposite each Lender's name on the signature page hereto reflects the initial voting percentage of each Lender hereunder.

     "Material Adverse Effect" means an effect that results in a material adverse change in (i) the business, properties, assets, financial condition or prospects of the Borrower and its Subsidiaries taken as a whole, or (ii) the ability of the Borrower or any of the Guarantors to perform its Obligations under the Credit Documents to which it is a party.

     "Material Subsidiary" means (i) each of Daniel Measurement and Control, Inc., Daniel Valve Company, Bettis Corporation and Shafer Valve Company; (ii) for each domestic Subsidiary acquired after the Effective Date, each domestic Subsidiary having an acquisition cost of at least $1,000,000 so long as the execution of the Guaranty by such Subsidiary required pursuant to Section 6.9 shall not violate any existing agreements of such Subsidiary at the time of such acquisition; and (iii) each domestic Subsidiary of the Borrower (whether existing or formed or acquired after the Effective Date) that has total assets (excluding assets that would be eliminated in consolidation with the Borrower and its Subsidiaries) which equates to at least five percent (5%) of the Borrower's Total Assets as of the end of the most recently completed fiscal year of the Borrower or that had net income (determined in accordance with GAAP but excluding revenues and expenses that would be eliminated in consolidation with the Borrower and its Subsidiaries) during the most recently completed fiscal year of the Borrower in excess of the greater of (a) $1,000,000 and (b) fifteen percent (15%) of Consolidated Net Income during such fiscal year of the Borrower; provided, that with respect to any domestic Subsidiary acquired after the Effective Date, the Borrower's Total Assets and Consolidated Net Income shall be computed on a pro forma basis after giving effect to any Acquisitions occurring after such fiscal year end.

     "Maturity Date" means (i) in the case of the Revolving Loans, April 30, 2000, and (ii) in the case of the Term Loans, April 30, 2004, or such earlier date as a result of any prepayment of the Term Loans.

     "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

     "Net Cash Proceeds" means, for any Transfer, the cash proceeds (including any cash payments actually received as a deferred payment of principal pursuant to a note, installment receivable, purchase price adjustment receivable or otherwise) of such Transfer net of (i) all legal fees, accountant fees, investment banking fees, brokerage fees, finders fees, survey costs, title insurance premiums, required debt payments (other than of Obligations) and other customary fees, costs and expenses actually incurred, paid or made in connection therewith, (ii) taxes or other governmental fees or charges paid or payable as a result thereof and (iii) reasonable reserves for purchase price adjustments.

     "Notes" shall mean the promissory notes of the Borrower as defined in
Section 2.11.

     "Obligations" means all obligations of the Borrower and the Guarantors to pay fees, costs and expenses hereunder, to pay principal or interest on Loans, to pay Reimbursement Obligations and to pay any other obligations to the Lenders arising under or in relation to any Credit Document.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

     "Percentage" means, for each Lender, the percentage of the Commitments represented by such Lender's Commitment; provided, that, if the Commitments are terminated, each Lender's Percentage shall be calculated based on its Commitment in effect immediately before such termination, subject to any assignments by such Lender of Obligations pursuant to Section 10.10.

     "Permitted Business" means any business described in Section 6.8.

     "Permitted Liens" means the Liens described in Section 6.13.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof.

     "Plan" means an employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that is either (i) maintained by the Borrower or any of its Subsidiaries, or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any of its Subsidiaries is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made or had an obligation to make contributions.

     "Purchasing Lender" has the meaning given such term in Section 10.10(b).

     "Reimbursement Obligation" means the obligations of the Borrower to reimburse the Agent and the Lenders for each drawing under a Letter of Credit as described in Section 2.2(c).

     "Reuters Screen" means, when used in connection with any designated page and the "LIBOR" rate, the display page so designated on the Reuter Money 2000 Service (or such other page as may replace that page on that service or on any replacement Reuter Service for the purpose of displaying rates comparable to the "LIBOR" rate).

     "Revolving Credit" means the credit facility for making Revolving Loans and issuing Letters of Credit described in Sections 2.1 and 2.2.

     "Revolving Credit Commitment" means, relative to any Lender, such Lender's obligations to make Revolving Loans and participate in Letters of Credit pursuant to Sections 2.1 and 2.2.

     "Revolving Credit Commitment Amount" means an amount equal to $40,000,000, as such amount may be reduced from time to time pursuant to the terms of this Agreement.

     "Revolving Credit Commitment Termination Date" means the earliest of (i) April 30, 2000; (ii) the date on which the Revolving Credit Commitment is terminated in full or reduced to zero pursuant to Section 2.13; or (iii) the occurrence of any Event of Default described in Section 7.1(f) or (g) with respect to the Borrower or the occurrence and continuance of any other Event of Default and either (x) the declaration of the Revolving Loans to be due and payable pursuant to Section 7.2, or (y) in the absence of such declaration, the giving of written notice by the Agent to the Borrower pursuant to Section 7.2 that the Revolving Credit Commitment has been terminated.

     "Revolving Loans" shall have the meaning ascribed to such term in Section 2.1(a).

     "Revolving Notes" means certain promissory notes of the Borrower as defined in Section 2.11.

     "Revolving Obligations" means the sum of the principal amount of all Revolving Loans and L/C Obligations outstanding.

     "SEC" means the Securities and Exchange Commission.

     "S&P" means Standard & Poor's Ratings Group or any successor thereto.

     "Subsidiary" means, for any Person, any corporation or other entity of which more than fifty percent (50%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the board of directors of such corporation, any managers of such limited liability company or similar governing body (irrespective of whether or not, at the time, stock or other equity interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such Person, as applicable, or by one or more of its Subsidiaries.

     "Subsidiary Guaranty" means each Guaranty of the Material Subsidiaries in substantially the form of Exhibit 4.1.

     "Tangible Net Worth" means, as of any date of determination, Consolidated Net Worth minus Intangible Assets, determined in accordance with GAAP.

     "Taxes" shall have the meaning ascribed to such term in Section 5.12.

     "Telerate" means, when used in connection with any designated page and the "LIBOR" rate, the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service or on any replacement Dow Jones Service for the purpose of displaying rates comparable to the "LIBOR" rate).

     "Term Loans" shall have the meaning ascribed to such term in Section
2.1(b).

     "Term Loan Commitment Amount" means an amount equal to $30,000,000, as such amount may be reduced from time to time pursuant to the terms of this Agreement.

     "Term Notes" means certain promissory notes of the Borrower as defined in
Section 2.11.

     "Total Assets" means, as of any date of determination, the aggregate book value of the assets of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP as of such date.

     "Total Commitment Amount" means the sum of the Revolving Credit Commitment Amount plus the Term Loan Commitment Amount.

     "Transfer" means a sale, transfer, conveyance, assignment or other disposition (or a series of related dispositions), including, without limitation, any transfer pursuant to an option to purchase, any sale or assignment (with or without recourse) of any accounts receivable and any sale and leaseback of assets, of an asset having a net book value as established in accordance with GAAP in excess of $50,000, but excluding any involuntary transfer by operation of law and any transfers of an asset pursuant to any casualty or theft with respect to such asset.

     "Unfunded Vested Liabilities" means, for any Plan at any time, the amount by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Borrower or any of its Subsidiaries to the PBGC or such Plan.

     Section 1.2. Interpretation. The foregoing definitions shall be equally applicable to the singular and plural forms of the terms defined. All references to times of day in this Agreement shall be references to Houston, Texas time unless otherwise specifically provided.

SECTION 2.  THE CREDIT FACILITIES.

     Section 2.1. Loans. (a) Revolving Loans. Subject to the terms and conditions hereof, each Lender severally and not jointly agrees to make one or more loans (each, a "Revolving Loan") to the Borrower from time to time before the Revolving Credit Commitment Termination Date on a revolving basis in an aggregate amount not to exceed at any time outstanding an amount equal to its Percentage of the Revolving Credit Commitment Amount (for each Lender its "Revolving Credit Commitment"), subject to any reductions thereof pursuant to the terms of this Agreement. The Revolving Loans shall be made ratably from the Lenders in proportion to their respective Percentages. No Lender shall be required to make any Revolving Loan if, after giving effect thereto, the aggregate principal amount of (i) all Revolving Loans of all Lenders and the L/C Obligations outstanding of the Borrower would thereby exceed the Revolving Credit Commitment Amount then in effect or (ii) all Revolving Loans of such Lender and its participating interest in all Letters of Credit would thereby exceed the Percentage of such Lender of the Revolving Credit Commitment Amount then in effect. Revolving Loans may be repaid, in whole or in part, and all or any portion of the principal amount thereof reborrowed, before the Revolving Credit Commitment Termination Date, subject to the terms and conditions hereof.

     (b) Term Loans. Subject to the terms and conditions hereof, each Lender severally and not jointly agrees to make a loan (each a "Term Loan") to the Borrower on the Initial Borrowing Date in an aggregate amount not to exceed its Percentage of the Term Loan Commitment Amount (for each Lender, its "Term Credit Commitment"). The Term Loans shall be made ratably from the Lenders in proportion to their respective Percentages. No Lender shall be required to make any Term Loan if, after giving effect thereto, the aggregate principal amount of
(i) all Term Loans of all Lenders would thereby exceed the Term Loan Commitment Amount, or (ii) the Term Loans of such Lender would exceed the Percentage of such Lender of the Term Loan Commitment Amount. Any portion of the Term Loan Commitments not borrowed on the Initial Borrowing Date shall terminate and not be available for borrowing.

     Section 2.2. Letters of Credit. (a) Issuance of Letters of Credit. Subject to the terms and conditions hereof, the Agent agrees to issue, from time to time prior to the Revolving Credit Commitment Termination Date, at the request of the Borrower and on behalf of the Lenders and in reliance on their obligations under this Section 2.2, one or more letters of credit (each a "Letter of Credit") for the Borrower's account, all such Letters of Credit to be in an aggregate undrawn face amounts at any time outstanding not to exceed $10,000,000; provided that the Agent shall not issue a Letter of Credit, and the Lenders shall have no obligation to purchase a participation interest in a Letter of Credit pursuant to Section 2.2(d), if after giving effect thereto, the aggregate principal amount of the Revolving Loans and the L/C Obligations outstanding of the Borrower would thereby exceed the Revolving Credit Commitment Amount then in effect; and provided further that the Agent shall have no obligation to issue and the Lenders shall have no obligation to purchase a participation interest in a Letter of Credit if the issuance of such Letter of Credit would violate any legal or regulatory restriction then applicable to the Agent or such Lender as notified by such Lender to the Agent before the date of issuance of such Letter of Credit.

     (b) Issuance Procedure. To request that the Agent issue a Letter of Credit, the Borrower shall deliver to the Agent a duly executed Borrowing Request from an Authorized Officer in substantially the form of Exhibit 2.2A (each, a "Borrowing Request"), together with a duly executed application for the relevant Letter of Credit substantially in the form of Exhibit 2.2B (each, an "Application"), or such other computerized issuance or application procedure, instituted from time to time by the Agent and agreed to by the Borrower, completed to the reasonable satisfaction of the Agent, and such other documentation and information as the Agent may reasonably request. In the event of any irreconcilable difference or inconsistency between this Agreement and an Application, the provisions of this Agreement shall govern. Upon receipt of a properly completed and executed Borrowing Request and Application and any other reasonably requested documents or information at least two (2) Business Days prior to any requested issuance date, the Agent will process such Borrowing Request and Application in accordance with its customary procedures and issue the requested Letter of Credit on the requested issuance date. The Borrower may cancel any requested issuance of a Letter of Credit prior to the issuance thereof. The Agent will notify each Lender of the amount and expiration date of each Letter of Credit it issues promptly upon issuance thereof. Each Letter of Credit shall have an expiration date no later than 180 days after the scheduled Maturity Date for Revolving Loans unless all the Lenders shall otherwise approve. If the Agent issues any Letters of Credit with expiration dates that automatically extend unless the

Agent gives notice that the expiration date will not so extend, the Agent will give such notice of non-renewal before the time necessary to prevent such automatic extension if (and will not give such notice of non-renewal before such time unless) before such required notice date (i) the expiration date of such Letter of Credit if so extended would be later than 180 days after the scheduled Maturity Date for Revolving Loans, (ii) the Revolving Credit Commitment Termination Date shall have occurred, (iii) a Default or an Event of Default exists and the Majority Lenders have given the Agent instructions not to so permit the expiration date of such Letter of Credit to be extended, or (iv) the Agent is so directed by the Borrower. The Agent agrees to issue amendments to any Letter of Credit increasing its amount, or extending its expiration date, at the request of the Borrower subject to the conditions precedent for all Loans of
Section 4.2 and the other terms and conditions of this Section 2.2.

     (c) The Borrower's Reimbursement Obligations.

          (i) The Borrower hereby irrevocably and unconditionally agrees to reimburse the Agent, for the ratable benefit of the Lenders, for each payment or disbursement made by the Agent to settle its obligations under any draft drawn under a Letter of Credit (each, a "Reimbursement Obligation") within two (2) Business Days from when such draft is paid with either funds not borrowed hereunder or with a Borrowing subject to Section 2.4 and the other terms and conditions contained in this Agreement. The Reimbursement Obligation shall bear interest (which the Borrower hereby promises to pay) from and after the date such draft is paid until (but excluding the date) the Reimbursement Obligation is paid at the lesser of the Highest Lawful Rate or the Base Rate so long as the Reimbursement Obligation shall not be past due, and thereafter at the default rate per annum as set forth in Section 2.7. If any such payment or disbursement is reimbursed to the Agent on the date such payment or disbursement is made by the Agent, interest shall be paid on the reimbursable amount for one (1) day unless such reimbursement is made by 1:30 p.m. on such payment date. The Agent shall give the Borrower notice of any drawing on a Letter of Credit within one
(1) Business Day after such drawing is paid.

          (ii) The Borrower agrees for the benefit of the Agent and each Lender that, notwithstanding any provision of any Application, the obligations of the Borrower under this Section 2.2(c) and each applicable Application shall be absolute, unconditional and irrevocable (subject to Section 2.2(b)) and shall be performed strictly in accordance with the terms of this Agreement and each applicable Application under all circumstances whatsoever INCLUDING, BUT NOT LIMITED TO, ANY DEFENSE BASED UPON THE AGENT'S OR ANY LENDER'S OWN SIMPLE OR CONTRIBUTORY NEGLIGENCE (other than the defense of payment in accordance with this Agreement or a defense based on the gross negligence or willful misconduct of the Agent or any Lender), including, without limitation, the following circumstances:

                 (1) any lack of validity or enforceability of any of the L/C Documents;

                 (2) the existence of any claim, setoff, defense or other right the Borrower or any Subsidiary may have at any time against a beneficiary of a Letter of Credit (or any Person for whom a beneficiary may be acting), the Agent, any Lender or any other Person, whether in connection with this Agreement, another L/C Document or any unrelated transaction;

                 (3) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, provided that the Agent's determination that documents presented under the Letter of Credit comply with the terms thereof did not constitute gross negligence or willful misconduct of the Agent;

                 (4) payment by the Agent under a Letter of Credit against presentation to the Agent of a draft or certificate that does not comply with the terms of the Letter of Credit, provided that the Agent's determination that documents presented under the Letter of Credit comply with the terms thereof did not constitute gross negligence or willful misconduct of the Agent; or

                 (5) any other act or omission to act or delay of any kind by the Agent, any Lender or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this
          Section 2.2(c), constitute a legal or equitable discharge of the Borrower's obligations hereunder or under any L/C Document, provided that such act or omission of the Agent or any Lender did not constitute gross negligence or willful misconduct of the Agent or any Lender.

     (d) The Participating Interests. Each Lender severally and not jointly agrees to purchase from the Agent, and the Agent hereby agrees to sell to each Lender, an undivided percentage participating interest, to the extent of its Percentage, in each Letter of Credit issued by, and Reimbursement Obligation owed to, the Agent in connection with a Letter of Credit. Upon any failure by the Borrower to pay any Reimbursement Obligation in connection with a Letter of Credit at the time required in Sections 2.2(c) and 2.4(c), or if the Agent is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment by the Borrower of any Reimbursement Obligation in connection with a Letter of Credit, the Agent shall promptly give notice of same to each Lender, and the Agent shall have the right to require each Lender to fund its participation in such Reimbursement Obligation. Each Lender (except the Agent to the extent it is also a Lender) shall pay to the Agent an amount equal to such Lender's Percentage of such unpaid or recaptured Reimbursement Obligation not later than the Business Day it receives notice from the Agent to such effect, if such notice is received before 12:00 p.m., or not later than the following Business Day if such notice is received after such time. If a Lender fails to pay timely such amount to the Agent, it shall also pay to the Agent interest on such amount accrued from the date payment of such amount was made by the Agent to the date of such payment by the Lender at a rate per annum equal to the Federal Funds Rate for a period of three (3) days and thereafter the Base Rate in effect for each such day and only after such payment shall such Lender be entitled to receive its Percentage of each payment received on the relevant Reimbursement Obligation and of interest paid thereon. The several obligations of the Lenders to the Agent under this
Section 2.2(d) shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment any Lender may have or have had against the Borrower, the Agent, any other Lender or any other Person whatsoever including, but not limited to, any defense based on the failure of the demand for payment under the Letter of Credit to conform to the terms of such Letter of Credit or the legality, validity, regularity or enforceability of such Letter of Credit and INCLUDING, BUT NOT LIMITED TO, THOSE RESULTING FROM THE AGENT'S OWN SIMPLE OR CONTRIBUTORY NEGLIGENCE. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any subsequent reduction or termination of any Commitment of a Lender, and each payment by a Lender under Section 2.2 shall be made without any offset, abatement, withholding or reduction whatsoever.

     Section 2.3. Types of Loans and Minimum Borrowing Amounts. Borrowings of Loans may be outstanding as either Base Rate Loans or LIBOR Loans, as selected by the Borrower pursuant to Section 2.4. All Borrowings advanced on the Initial Borrowing Date shall be advanced as Base Rate Loans unless the requisite notice for a LIBOR Loan has been given pursuant to Section 2.4(a). Each Borrowing of Base Rate Loans shall be in an amount of not less than $500,000 and each Borrowing of LIBOR Loans shall be in an amount of not less than $1,000,000.

     Section 2.4. Manner of Borrowing.

     (a) Notice to the Agent. The Borrower shall give notice to the Agent by no later than 12:00 p.m. (i) at least three (3) Business Days before the date on which the Borrower requests the Lenders to advance a Borrowing of LIBOR Loans, and (ii) on the date the Borrower requests the Lenders to advance a Borrowing of Base Rate Loans pursuant to a duly executed Borrowing Request from an Authorized Officer, provided that the Borrower may give telephonic notice of such request so long as a duly executed Borrowing Request is promptly thereafter delivered or telecopied to the Agent. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in the Borrowing Request with respect to such Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to Section 2.3's minimum amount requirement for each outstanding Borrowing, a portion thereof, as follows: (i) if such Borrowing is of LIBOR Loans, the Borrower may continue part or all of such Borrowing as LIBOR Loans for an Interest Period specified by the Borrower or convert part or all of such Borrowing into Base Rate Loans on the last day of the Interest Period applicable thereto, or the Borrower may earlier convert part or all of such Borrowing into Base Rate Loans so long as it pays the breakage fees and funding losses provided in Section 2.12; and (ii) if such Borrowing is of Base Rate Loans, the Borrower may convert all or part of such Borrowing into LIBOR Loans for an Interest Period specified by the Borrower on any Business Day. The Borrower may select multiple Interest Periods for the Revolving Loans constituting any particular Borrowing, provided that at no time shall the number of different Interest Periods for outstanding LIBOR Loans exceed five (5) (it being understood for such purposes that (x) Interest Periods of the same duration, but commencing on different dates, shall be counted as different Interest Periods and (y) all Interest Periods commencing on the same date and of the same duration shall be counted as one Interest Period regardless of the number of Borrowings or Loans involved). Notices of the continuation of a Borrowing of LIBOR Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of LIBOR Loans into Base Rate Loans or of Base Rate Loans into LIBOR Loans must be given by no later than 12:00 p.m. at least three (3) Business Days with respect to continued or new LIBOR Loans before the date of the requested continuation or conversion. The Borrower shall give such notices concerning the advance, continuation, or conversion of a Borrowing by telephone or facsimile (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing) pursuant to a Borrowing Request which shall specify the date of the requested advance, continuation or conversion (which shall be a Business Day), the amount of the requested Borrowing, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of LIBOR Loans, the Interest Period applicable thereto. The Borrower agrees that the Agent may rely on any such telephonic or facsimile notice given by any person it in good faith believes is an Authorized Officer without the necessity of independent investigation and that, if any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Agent has acted in reliance thereon.

     (b) Notice to the Lenders. The Agent shall give prompt telephonic, telex or facsimile notice to each Lender of any notice received pursuant to Section 2.4(a) relating to a Borrowing. The Agent shall give notice to the Borrower and each Lender by like means of the interest rate applicable to each Borrowing of LIBOR Loans (but, if such notice is given by telephone, the Agent shall confirm such rate in writing) promptly after the Agent has made such determination.

     (c) Borrower's Failure to Notify. If the Borrower fails to give notice pursuant to Section 2.4(a) of (i) the continuation or conversion of any outstanding principal amount of a Borrowing by way of LIBOR Loans or of (ii) a Borrowing by way of Loans to pay outstanding Reimbursement Obligations, and has not notified the Agent by 12:00 p.m. at least three (3) Business Days before the last day of the Interest Period for any Borrowing of LIBOR Loans or by the day such Reimbursement Obligation becomes due, that it intends to repay such Borrowing or such Reimbursement Obligation with funds not borrowed hereunder, the Borrower shall be deemed to have requested, as applicable, (x) the continuation of such Borrowing as a LIBOR Loan with an Interest Period of one
(1) month or (y) the advance of a new Borrowing of Base Rate Loans under the Revolving Credit on such day in the amount of the Reimbursement Obligation then due, which Borrowing pursuant to this sub-clause (y) shall be deemed to have been funded on such date by the Lenders in accordance with Section 2.1(a) and to have been applied on such day to pay the Reimbursement Obligation then due, in each case so long as no Event of Default shall have occurred and be continuing or would occur as a result of such Borrowing but otherwise disregarding the conditions to Borrowings set forth in Section 4.2. Upon the occurrence and during the continuance of any Event of Default, (i) each LIBOR Loan will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Loan and (ii) the obligation of the Lenders to make, continue or convert Loans into, LIBOR Loans shall be suspended.

     (d) Disbursement of Loans. Not later than 12:00 p.m. with respect to LIBOR Loans and 1:00 p.m. with respect to Base Rate Loans on the date of any requested advance of a new Borrowing of Loans, each Lender, subject to all other provisions hereof, shall make available its Loan comprising its ratable share of such Borrowing in funds immediately available in Houston, Texas for the benefit of the Agent and according to the disbursement instructions of the Agent. The Agent shall make the proceeds of each such Borrowing available in immediately available funds to the Borrower (or as directed in writing by Borrower) on such date. In the event that any Lender does not make such amounts available to the Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to the Borrower in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day) provided that acceptance by the Borrower of any such late amount shall not be deemed a waiver by the Borrower of any rights it may have against such Lender. No Lender shall be responsible to the Borrower for any failure by another Lender to fund its portion of a Borrowing, and no such failure by a Lender shall relieve any other Lender from its obligation, if any, to fund its portion of a Borrowing.

     (e) Agent Reliance on Lender Funding. Unless the Agent shall have been notified by a Lender before the date on which such Lender is scheduled to make payment to the Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Agent may assume that such Lender has made such payment when due and in reliance upon such assumption may (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Agent, such Lender shall, on demand, pay to the Agent the amount made available to the Borrower attributable to such Lender together with interest thereon for each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Lender pays such amount to the Agent at a rate per annum equal to the Agent's cost of funds. If such amount is not received from such Lender by the Agent immediately upon demand, the Borrower will, on demand, repay to the Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

     Section 2.5. Interest Periods. As provided in Section 2.4(a), at the time of each request for the advance or continuation of, or conversion into, a Borrowing of LIBOR Loans, the Borrower shall select an Interest Period applicable to such LIBOR Loans from among the available options subject to the limitations in Section 2.4(a); provided, however, that:

             (i) the Borrower may not select an Interest Period for a Borrowing of LIBOR Loans that extends beyond the applicable Maturity Date;

             (ii) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day; and

             (iii) for purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no such numerically corresponding day in the month in which an Interest Period is to end or if such Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

     Section 2.6. Interest Payments.

     (a) Base Rate Loans. Each Base Rate Loan shall bear interest (computed on the basis of a 365/366-day year and actual days elapsed, excluding the date of repayment) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) or conversion to a LIBOR Loan in accordance with Section 2.4(a) hereof, at a rate per annum equal to the lesser of (i) the Highest Lawful Rate, or (ii) the Base Rate from time to time in effect, payable in arrears on each Interest Payment Date for such Loan and at maturity (whether by acceleration or otherwise) or conversion to a LIBOR Loan in accordance with Section 2.4(a).

     (b) LIBOR Loans. Each LIBOR Loan shall bear interest (computed on the basis of a 360-day year and actual days elapsed, excluding the date of repayment) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) or conversion to a Base Rate Loan in accordance with Section 2.4(a) hereof, at a rate per annum equal to the lesser of (i) the Highest Lawful Rate, or (ii) the sum of the Adjusted LIBOR Rate plus the Applicable Margin, payable in arrears on each Interest Payment Date for such Loan and at maturity (whether by acceleration or otherwise) or conversion to a Base Rate Loan in accordance with Section 2.4(a).

     (c) Rate Determinations. The Agent shall determine each interest rate applicable to the Loans and Reimbursement Obligations hereunder and such determination shall be conclusive and binding except in the case of the Agent's manifest error or willful misconduct. The Agent shall give prompt telephonic, telex or facsimile notice to the Borrower and each Lender of the interest rate applicable to each Loan or Reimbursement Obligation (but, if such notice is given by telephone, the Agent shall confirm such rate in writing) promptly after the Agent has made such determination.

     Section 2.7. Default Rates. If any payment of principal, interest or fees is not paid when due after the expiration of the grace period therefor provided in Section 7.1 (whether by acceleration or otherwise), such amount shall bear interest (computed on the basis of a year of 360 days for LIBOR Loans or interest thereon and 365 or 366 days for unpaid fees, Base Rate Loans or interest thereon and actual days elapsed) from the date such payment was due until such amount then due is paid in full, payable on demand, at a rate per annum equal to the lesser of (i) the Highest Lawful Rate, or (ii) the sum of two percent (2%) per annum plus the Base Rate from time to time in effect (but not less than the Base Rate in effect at maturity). It is the intention of the Agent and the Lenders to conform strictly to usury laws applicable to them. Accordingly, if the transactions contemplated hereby or the Loans would be usurious as to any of the Lenders under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement, the Notes or any other Credit Document), then, in that event, notwithstanding anything to the contrary in this Agreement, the Notes or any other Credit Document, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under laws applicable to such Lender that is contracted for, taken, reserved, charged or received by such Lender under this Agreement, the Notes or any other Credit Document or otherwise shall under no circumstances exceed the Highest Lawful Rate, and any excess shall be credited by such Lender on the principal amount of the Notes or to the Reimbursement Obligations (or, if the principal amount of the Notes and all Reimbursement Obligations shall have been paid in full, refunded by such Lender to the Borrower); (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder or holders thereof resulting from any Event of Default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under laws applicable to such Lender may never include more than the Highest Lawful Rate, and excess interest, if any, provided for in this Agreement, the Notes, any other Credit Document or otherwise shall be automatically canceled by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Notes or to the Reimbursement Obligations (or if the principal amount of the Notes and all Reimbursement Obligations shall have been paid in full, refunded by such Lender to the Borrower); and (iii) if at any time the interest provided under the

Notes or the Credit Agreement, together with any other fees payable pursuant to the Notes, the Credit Agreement or any other Credit Document and deemed interest under applicable law, exceeds the amount that would have accrued at the Highest Lawful Rate, the amount of interest and any such fees to accrue to such Lender hereunder and thereunder shall be limited to the amount which would have accrued at the Highest Lawful Rate, but any subsequent reductions shall not reduce the interest to accrue to such Lender hereunder and thereunder below the Highest Lawful Rate until the total amount of interest accrued pursuant hereto and thereto and such fees deemed to be interest equals the amount of interest which would have accrued to such Lender if a varying rate per annum equal to the interest hereunder had at all times been in effect plus the amount of fees which would have been received but for the effect hereof; and in each case, to the extent permitted by applicable law, such Lender shall not be subject to any of the penalties provided by law for contracting for, taking, reserving, charging or receiving interest in excess of the Highest Lawful Rate. The Agent and the Lenders hereby elect to determine the applicable rate ceiling under the Texas Credit Title Act, 75th Leg., R.S. Ch. 1396, 1997 Tex. Sess. Law Serv. 5202 (Vernon) (to be codified at Tex. Rev. Civ. Stat. Ann. art. 5069-1B.001 et seq.) by the weekly rate ceiling from time to time in effect, subject to the Agent and the Lenders' right subsequently to change such method in accordance with applicable law. The provisions of Chapter 346 of Tex. Finance Code Ann. (Vernon
1998), regulating certain revolving credit accounts and open-end accounts, shall not apply to this Agreement or any of the Notes.

     Section 2.8. Amortization and Maturity of Term Loans. The outstanding principal balance of the Term Loans shall be paid in equal quarterly installments commencing December 31, 1997, and quarterly thereafter in an amount necessary to amortize in full the original principal amount thereof over a seven
(7) year period. All remaining principal outstanding under the Term Loans, together with accrued and unpaid interest and all other fees then due and owing under any Credit Document, shall mature and become due and payable on the applicable Maturity Date therefor.

     Section 2.9. Optional Prepayments. The Borrower shall have the privilege of prepaying the Loans (including as the result of a Transfer of assets pursuant to Section 6.16(e)) without premium or penalty in whole or in part at any time, provided that any prepayment of Base Rate Loans shall be in increments of $250,000 and any prepayment of LIBOR Loans shall be in increments of $500,000 or, if less, the total outstanding principal amount of such Loans. Optional prepayments of the Term Loans shall be applied to the remaining installments thereof in inverse order of maturity. If the Borrower is prepaying LIBOR Loans, it shall give to the Agent notice of such prepayment no later than 11:00 a.m. at least three (3) Business Days before the proposed prepayment date. All prepayments of LIBOR Loans shall be accompanied by accrued interest thereon, together with any applicable breakage fees and funding losses pursuant to
Section 2.12. The Borrower may direct the application of any optional prepayment hereunder to the Base Rate Loans or LIBOR Loans outstanding.

     Section 2.10. Mandatory Prepayments of Loans. If the aggregate principal amount of outstanding Revolving Loans and L/C Obligations shall at any time for any reason exceed the Revolving Credit Commitment Amount then in effect, the Borrower shall, immediately and without notice or demand, pay the amount of such excess to the Agent for the ratable benefit of the Lenders as a prepayment of the Revolving Loans and, if all Revolving Loans have been paid, a pre-funding of Letters of Credit pursuant to the provisions of Section 7.4. If the aggregate principal amount of outstanding Term Loans shall at any time for any reason exceed the Term Loan Commitment Amount then in effect, the Borrower shall, immediately and without notice or demand, pay the amount of such excess to the Lenders as a prepayment of the Term Loans. Any mandatory prepayment of Loans pursuant hereto shall not be limited by the notice provision for prepayments set forth in Section 2.9, but immediately upon determining the need to make any such prepayment, the Borrower shall notify the Lenders of such required prepayment. Each such prepayment shall be accompanied by a payment of all accrued and unpaid interest on the Loans prepaid and any applicable breakage fees and funding losses pursuant to Section 2.12.

     Section 2.11. The Notes. The Revolving Loans outstanding to the Borrower from the Lenders shall be evidenced by promissory notes of the Borrower payable to each Lender in the form of Exhibit 2.11A (each such promissory note, together with any replacements thereof, a "Revolving Note"). The Term Loans outstanding to the Borrower from the Lenders shall be evidenced by promissory notes of the Borrower payable to each Lender in the form of Exhibit 2.11B (each such promissory note, together with any replacements thereof, a "Term Note"). Each holder of the Notes shall record on its books and records or on a schedule to the Notes the amount of each Loan outstanding from it to the Borrower, all payments of principal and interest and the principal balance from time to time outstanding thereon, the type of such Loan and, if a LIBOR Loan, the Interest Period and interest rate applicable thereto. Such record, whether shown on the books and records of a holder of a Note or on a schedule to its Note, shall be prima facie evidence as to all such matters; provided, however, that the failure of any holder to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans outstanding to it hereunder, together with accrued interest thereon.

     Section 2.12. Breakage Fees. If any Lender incurs any loss, cost or expense (including, without limitation, any loss of profit and loss, cost, expense or premium reasonably incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any LIBOR Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to the Lenders) as a result of any of the following events other than any such occurrence as a result of a change of circumstance described in Sections 8.1 or 8.2:

          (i) any payment, prepayment or conversion of a LIBOR Loan on a date other than the last day of its Interest Period (whether by acceleration, prepayment or otherwise);

          (ii) any failure to make a principal payment of a LIBOR Loan on the due date therefor; or

          (iii) any failure by the Borrower to borrow, continue, prepay or convert to a LIBOR Loan on the date specified in a notice given pursuant to
Section 2.4(a),

then the Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the Borrower a certificate executed by an officer of such Lender setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense), and the amounts shown on such certificate shall be conclusive and binding absent manifest error. Within ten (10) days of receipt of such certificate, the Borrower shall pay to such Lender the amount for such loss, cost or expense as documented in such certificate.

     Section 2.13. Commitment Terminations. The Borrower shall have the right at any time and from time to time, upon three (3) Business Days' prior and irrevocable written notice to the Agent, to terminate or reduce the Revolving Credit Commitments without premium or penalty, in whole or in part, any partial termination to be (i) in an amount not less than $1,000,000 as determined by the Borrower and in integral multiples of $1,000,000, and (ii) allocated ratably among the Lenders in proportion to their respective Revolving Credit Commitments; provided, that the Revolving Credit Commitment Amount may not be reduced to an amount less than the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate undrawn face amount of outstanding Letters of Credit plus any unpaid Reimbursement Obligations with respect to Letters of Credit. The Agent shall give prompt notice to each Lender of any such termination or reduction of the Revolving Credit Commitments. Any termination of Revolving Credit Commitments pursuant to this Section 2.13 is permanent and may not be reinstated.

SECTION 3.  FEES AND PAYMENTS.

     Section 3.1. Fees. (a) Commitment Fees. For the period from the Effective Date to and including the Revolving Credit Commitment Termination Date, the Borrower shall pay to the Agent, for the ratable account of the Lenders, a commitment fee of 0.1875% per annum (computed on a basis of a 365/366-day year and actual days elapsed) on an amount equal to the average daily difference between the Revolving Credit Commitment Amount and the aggregate outstanding Revolving Loans and L/C Obligations. Such fee shall be payable in arrears commencing on December 31, 1997, and on the last Business Day of each calendar quarter thereafter and on April 30, 2000, unless the Revolving Credit Commitment is terminated in whole on an earlier date, in which event the commitment fees for the period to but not including the date of termination shall be paid in whole on the date of such termination.

     (b) Letter of Credit Fees. Commencing upon the date of issuance or extension of any Letter of Credit and on the first Business Day of each calendar quarter thereafter, the Borrower shall pay to the Agent, for the ratable benefit of the Lenders, quarterly in advance (pro rated, if necessary for any portion of such quarter), a non-refundable fee equal to the face amount of such Letter of Credit times 0.625% per annum, calculated in each case on the basis of a 365/366-day year and actual days in the period and based on the then scheduled expiry date of the Letter of Credit; provided that the minimum fee for any Letter of Credit shall be $250. In addition, the Borrower shall pay to the Agent, solely for the Agent's account, reasonable administrative and amendment fees and expenses for Letters of Credit established by the Agent, solely for the Agent's account, from time to time in accordance with its customary practices and as agreed between the Agent, solely for the Agent's account, and the Borrower.

     (c) Agent Fees. The Borrower shall pay to the Agent the fees from time to time agreed to by the Borrower and the Agent.

     Section 3.2. Place and Application of Payments. All payments of principal of and interest on the Loans and the Reimbursement Obligations and all other amounts payable by the Borrower under the Credit Documents shall be made by the Borrower to the Agent by no later than 1:30 p.m.

on the due date thereof at the office of the Agent in Houston, Texas (or such other location as the Agent may designate to the Borrower). Any payments received by the Agent from the Borrower after 1:30 p.m. shall be deemed to have been received on the next Business Day. The Agent will, on the same day each payment is received or deemed to have been received in accordance with this
Section 3.2, cause to be distributed like funds in like currency to each Lender owed an Obligation for which such payment was received, pro rata based on the respective amounts of such type of Obligation then owing to each Lender. In calculating the amount of Obligations owing each Lender other than for principal and interest on Loans and Reimbursement Obligations and fees under Section 3.1, the Agent shall only be required to include such other Obligations that Lenders have certified to the Agent in writing are due to such Lenders.

     Section 3.3. Withholding Taxes. (a) Subject to the terms hereof and provided that the Lender has complied with its obligations under Section 3.3(b), if at any time any applicable law, regulation or regulatory requirement or any governmental authority, monetary agency or central bank enacted afted the Effective Date requires the Borrower to make any deduction or withholding in respect of excise, stamp or other taxes (excluding taxes imposed or based on, or otherwise measured by, any Lender's income or receipts levied by any jurisdiction in which such Lender is incorporated or maintains its principal place of business or lending office or otherwise by reason of or in connection between the taxing jurisdiction and the Lender (other than a connection resulting from the transactions contemplated by this Agreement)), fees, duties, assessments or charges of whatever nature now or hereafter imposed by any governmental authority or any political subdivision or taxing authority thereof, together with interest and penalties thereon (collectively, "Withholding Taxes") from any payment due under this Agreement for the account of the Lender, the sum due from the Borrower in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Lender receives on the due date for such payment a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made, and the Borrower shall indemnify the Lender against any losses or costs incurred by the Lender by reason of any failure of the Borrower to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment, except to the extent the same arise by reason of a transfer, sale, or assignment of any Note. The Borrower shall promptly deliver to the Lender any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid. If the Lender should, in connection with any payment made by the Borrower pursuant to this Section 3.3(a), receive any offsetting tax credit or obtain any similar tax benefit which may reasonably be applied to the benefit of the Borrower, the Lender will in a timely manner reimburse the Borrower an amount equal to the amount of such credit or benefit after deducting any expenses reasonably and properly attributable thereto.

     (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Agent on or before the Initial Borrowing Date, two duly completed and signed copies of either Form 1001 (entitling such Lender to a complete exemption from withholding under the Code on all amounts to be received by such Lender, including fees, pursuant to the Credit Documents) and IRS Form W-8 or Form 4224 (including such Lender's certification that it is entitled to receive payments under this Agreement without deduction or withholding for U.S. federal income taxes) of the United States Internal Revenue Service. Thereafter and from time to time, each such Lender shall submit to the Borrower and the Agent such additional duly completed and signed copies of one or the other of such forms

(or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) notified by the Borrower, directly or through the Agent, to such Lender, and (ii) required under then-current United States law, treaty or regulations to avoid United States withholding taxes on payments in respect of all amounts to be received by such Lender, including fees, pursuant to the Credit Documents. Upon the request of the Borrower, each Lender that is a United States person shall submit to the Borrower a certificate to the effect that it is such a United States person. Each Person that shall become a Lender or purchases a participation pursuant to
Section 10.10 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of any such participant, such participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased. If the Internal Revenue Service or any authority of the United States of America or other jurisdiction asserts a claim that the Borrower did not properly withhold tax from amounts paid to or for the account of the Lender (because the appropriate form was not delivered, was not properly completed, executed, or because the Lender failed to notify the Borrower of a change in circumstances which rendered the exemption from withholding tax ineffective), the Lender shall indemnify the Borrower fully for all amounts paid, directly or indirectly, by the Borrower, as tax or otherwise, including penalties and interest, together with all out of pocket costs and expenses and reasonable attorneys' fees.

     (c) If any Lender or the Agent receives a refund of any Withholding Tax or any tax referred to in Section 10.3 with respect to which the Borrower has paid any amount pursuant to this Section 3.3 or Section 10.3, such Lender or the Agent shall pay the amount of such refund (including any interest received with respect thereto) to the Borrower.

SECTION 4.  CONDITIONS PRECEDENT.

     Section 4.1. Conditions Precedent to Initial Borrowing. The obligations of the Lenders to advance any Loans hereunder, of the Agent to issue any Letter of Credit on the Initial Borrowing Date and of the Lenders to participate in any Letter of Credit on the Initial Borrowing Date are subject to the following conditions precedent, all in form and substance satisfactory to the Agent and the Lenders and executed, to the extent applicable, by an Authorized Officer of the Borrower or the Guarantors:

         (a)      The Agent shall have received:

                  (i) Notes. The duly executed Notes of the Borrower;

                  (ii) Guaranties. The duly executed Guaranties of each of the Guarantors in substantially the form of Exhibit 4.1;

                  (iii) Certificate of Officers of Borrower and Guarantors. A certificate of the Secretary or Assistant Secretary and the President or Vice President of each of the Borrower and the Guarantors containing specimen signatures of the persons authorized to execute Credit Documents on such Person's behalf or any other documents provided for herein, together with (x) copies of resolutions of the Board of Directors of such Person authorizing the execution and delivery of the Credit Documents and of all other legal documents or proceedings taken by such Person in connection with the execution and delivery of the Credit Documents, (y) copies of such

Person's Certificate or Articles of Incorporation, certified by the Secretary of State of such Person's jurisdiction of organization, and Bylaws and (z) a certificate of existence and good standing from the appropriate governing agency of such Person's jurisdiction of organization and, to the extent applicable, a certificate of qualification as a foreign corporation and of good standing from the State of Texas;

                  (iv) Fees. Payment of a nonrefundable arrangement fee of $100,000 and all other expenses reasonably incurred through the date hereof then due and owing to the Agent and the Lenders pursuant to the terms of this Agreement;

                  (v) Compliance Certificate. A duly executed Compliance Certificate as of September 30, 1997;

                  (vi) Insurance Certificate. An insurance certificate describing in reasonable detail the insurance maintained by the Borrower and its Subsidiaries as required by the Credit Documents;

                  (vii) Certificate of Financial Condition. A certificate of the Chief Financial Officer or the Treasurer of the Borrower documenting the solvency of the Borrower and its Subsidiaries on a consolidated basis, after giving effect to the Borrowings on the Initial Borrowing Date hereunder;

                  (viii) Lien Searches. The results of recent lien searches and Uniform Commercial Code searches showing no Liens on any of the property or assets of any of the Borrower or its Subsidiaries other than Permitted Liens, or evidence that any such Liens other than Permitted Liens have been terminated or will be terminated concurrently with the Initial Borrowing Date;

                  (ix) Consents. Certified copies of all documents evidencing any necessary consents and governmental approvals taken or obtained by the Borrower and the Guarantors with respect to the Credit Documents;

                  (x) Opinion of Counsel. The opinion of Fulbright & Jaworski L.L.P., legal counsel to the Borrower and the Guarantors covering such matters as the Agent may reasonably require; and

                  (xi) Other Documents. Such other documents as the Agent may reasonably request.

     (b) All legal matters incident to the execution and delivery of the Credit Documents shall be satisfactory to the Agent.

     Section 4.2. Conditions Precedent to all Borrowings. In the case of each advance of a Borrowing hereunder (including the issuance of, increase in the amount of, or extension of the expiry date of, a Letter of Credit and including the initial Borrowing hereunder):

     (a) Notices. In the case of a Borrowing, the Agent shall have received the Borrowing Request required by Section 2.4, and in the case of the issuance, extension or increase of Letter of Credit, the Agent shall have received a duly completed Borrowing Request and Application for such Letter of Credit meeting the requirements of Section 2.2;

     (b) Representations and Warranties True and Correct. Each of the representations and warranties of the Borrower and its Subsidiaries set forth herein and in the other Credit Documents shall be true and correct in all material respects as of the time of such new Borrowing, except as a result of the transactions expressly permitted hereunder or thereunder and except to the extent that any such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date;

     (c) No Default. No Default or Event of Default shall have occurred and be continuing or would occur as a result of such Borrowing;

     (d) New Litigation and Changes in Pending Litigation. Since the Effective Date, no new litigation (including, without limitation, derivative or injunctive actions), arbitration proceedings or governmental proceedings shall be pending or known to be threatened against the Borrower or any of its Subsidiaries which is reasonably expected to have a Material Adverse Effect; and no material development (whether or not disclosed) shall have occurred in any litigation (including, without limitation, derivative or injunctive actions), arbitration proceedings or governmental proceedings previously disclosed, which is reasonably expected to have a Material Adverse Effect;

     (e) Regulation U; Other Laws. The Borrowings to be made by the Borrower shall not result in either the Borrower or the Lenders being in non-compliance with or in violation of Regulation U of the Board of Governors of the Federal Reserve System and shall not be prohibited by any other legal requirement (including Regulations G, T and X of the Board of Governors of the Federal Reserve System) imposed by the banking laws of the United States of America, and shall not otherwise subject the Lenders to a penalty or other onerous conditions under or pursuant to any legal requirement; and

     (f) Material Adverse Effect. There has occurred no event or effect that has had or is reasonably expected to have a Material Adverse Effect.

Each request for the advance of a Borrowing and each request for the issuance of, increase in the amount of, or extension of the expiry date of, a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing, or issuance of, increase in the amount of, or extension of the expiry date of, such Letter of Credit that all conditions precedent to such Borrowing have been satisfied or fulfilled unless the Borrower gives to the Lenders written notice to the contrary, in which case the Lenders shall not be required to fund such advances and the Lenders shall not be required to issue, increase the amount of or extend the expiry date of such Letter of Credit unless the Lenders shall have previously waived in writing such non-compliance. In the event that any of the conditions specified in Section 4.2(c) are not satisfied, the Borrower may not convert any Base Rate Loan into a LIBOR Loan or continue any LIBOR Loan and may only convert or continue any LIBOR Loan into or as a Base Rate Loan in accordance with Section 2.4(a) hereof and subject to the applicability of the provisions of Section 2.8 regarding default rates of interest. Further, in such case, any LIBOR Loan which has not been accelerated pursuant to the terms hereof shall automatically convert into a Base Rate Loan at the end of the applicable Interest Period unless prior to such time, the conditions specified in Section 4.2(c) shall have been satisfied or waived pursuant to the terms hereof.

SECTION 5.  REPRESENTATIONS AND WARRANTIES.

     The Borrower represents and warrants to the Lenders and the Agent as follows:

     Section 5.1. Corporate Organization. (a) The Borrower and each of its Subsidiaries (i) is a duly incorporated and existing corporation (or other Person) in good standing under the laws of the jurisdiction of its organization,
(ii) has all necessary corporate power (or comparable power, in the case of a Subsidiary that is not a corporation) to own the property and assets it uses in its business and otherwise to carry on its business, and (iii) is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified is not reasonably expected to have a Material Adverse Effect.

     (b) As of the date hereof, the Borrower has no Subsidiaries other than as listed in Schedule 5.1.

     Section 5.2. Corporate Power and Authority; Validity. Each of the Borrower and the Guarantors has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each of the Borrower and the Guarantors has duly executed and delivered each such Credit Document and each such Credit Document constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether in a proceeding in equity or at law.

     Section 5.3. No Violation. Neither the execution, delivery nor performance by the Borrower or any of the Guarantors of the Credit Documents to which it is a party nor compliance by any of such Persons with the terms and provisions thereof, nor the consummation by it of the transactions contemplated herein or therein, will (i) contravene any applicable provision of any law, statute, rule or regulation, or any applicable order, writ, injunction or decree of any court or governmental instrumentality, except where such contravention is not reasonably expected to have a Material Adverse Effect, (ii) conflict with or result in any breach of any term, covenant, condition or other provision of, or constitute a default under (except where such conflict, breach or default is not reasonably expected to have a Material Adverse Effect), or result in the creation or imposition of (or the obligation to create or impose) any Lien other than any Permitted Lien upon any of the property or assets of the Borrower or any of its Subsidiaries under the terms of any contractual obligation to which the Borrower or any of its Subsidiaries is a party or by which it or any of its properties or assets are bound or to which it may be subject, or (iii) violate or conflict with any provision of the Certificate or Articles of Incorporation or Bylaws of such Person.

     Section 5.4. Litigation. There are no lawsuits (including, without limitation, derivative or injunctive actions), arbitration proceedings or governmental proceedings pending or, to the best knowledge of the Borrower, threatened, involving the Borrower or any of its Subsidiaries except as disclosed in Schedule 5.4 and except for such lawsuits or other proceedings which are not reasonably expected to have a Material Adverse Effect.

     Section 5.5. Use of Proceeds; Margin Regulations. The proceeds of the Revolving Loans may only be used to provide working capital and for general corporate purposes (including the issuance of Letters of Credit), to refinance existing Funded Debt of the Borrower or its Subsidiaries and for Acquisitions. The proceeds of the Term Loans may only be used to refinance existing Funded Debt. Neither the Borrower nor any of its Subsidiaries are engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. No proceeds of any Loan will be used to purchase or carry any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System), to extend credit for the purpose of purchasing or carrying any "margin stock," or for a purpose which violates Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

     Section 5.6. Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     Section 5.7. Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 5.8. True and Complete Disclosure. All factual information heretofore or contemporaneously furnished by the Borrower or any of its Subsidiaries in writing to the Agent or any of the Lenders in connection with any Credit Document or any transaction contemplated therein is, and all other such factual information hereafter furnished by any such Persons in writing to the Lenders in connection herewith, any of the other Credit Documents or the Loans will be, true and accurate in all material respects, taken as a whole, on the date of such information and not incomplete by omitting to state any material fact necessary to make the information therein not misleading at such time in light of the circumstances under which such information was provided.

     Section 5.9. Financial Statements. The financial statements heretofore delivered to the Lenders for the Borrower's fiscal year ended September 30, 1996, for the Borrower's short fiscal year ended December 31, 1996, and for the Borrower's fiscal quarters ended March 31, June 30 and September 30, 1997, have been prepared in accordance with GAAP, applied on a basis consistent, except as otherwise noted therein, with the Borrower's financial statements for the previous fiscal year. Each of such annual and quarterly financial statements fairly presents on a consolidated basis the financial position of the Borrower, as of the dates thereof, and the results of operations for the periods covered thereby, subject in the case of interim financial statements, to normal year-end adjustments and omission of certain footnotes as permitted by the SEC. As of the Effective Date, the Borrower and its Subsidiaries, considered as a whole, have no material contingent liabilities or material Indebtedness required under GAAP to be disclosed in a consolidated balance sheet of the Borrower that were not disclosed in the financial statements referred to in this Section 5.9 or in the notes thereto or disclosed in writing to the Agent.

     Section 5.10. No Material Adverse Change. There has occurred no event or effect since September 30, 1997, that has had, or to the best knowledge of the Borrower is reasonably expected to have, a Material Adverse Effect.

     Section 5.11. Labor Controversies. There are no labor strikes, lock-outs, slow downs, work stoppages or similar events pending or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries that is reasonably expected to have a Material Adverse Effect.

     Section 5.12. Taxes. The Borrower and its Subsidiaries have filed all federal tax returns and all other material tax returns required to be filed, and have paid all governmental taxes, rates, assessments, fees, charges and levies (collectively, "Taxes") except such Taxes, if any, as are being contested in good faith and for which reserves have been provided in accordance with GAAP and except where the failure to pay such Taxes is not reasonably expected to have a Material Adverse Effect. No tax liens have been filed and no claims are being asserted for Taxes except to the extent that such liens or claims, in the aggregate, are not reasonably expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries for Taxes and other governmental charges have been determined in accordance with GAAP.

     Section 5.13. ERISA. With respect to each Plan, the Borrower and its Subsidiaries have fulfilled their obligations under the minimum funding standards of, and are in compliance in all material respects with, ERISA and with the Code to the extent applicable to it, and have not incurred any liability under Title IV of ERISA to the PBGC or a Plan other than a liability to the PBGC for premiums under Section 4007 of ERISA, except where such liability is not reasonably expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has any contingent liability with respect to any post-retirement benefits under a welfare plan as defined in ERISA other than liability for continuation coverage described in Part 6 of Title I of ERISA, except where such liability is not reasonably expected to have a Material Adverse Effect.

     Section 5.14. Consents. All consents and approvals of, and filings and registrations with, and all other actions of, all governmental agencies, authorities or instrumentalities required to consummate the Borrowings hereunder, on the date of each such Borrowing, have been obtained or made and are or will be in full force and effect.

     Section 5.15. Capitalization. All outstanding shares of the Borrower and its Subsidiaries have been duly and validly issued, and are fully paid and nonassessable.

     Section 5.16. Ownership of Property. The Borrower and its Subsidiaries have good and marketable title to or a valid leasehold interest in all of their respective property except to the extent, in the aggregate, no Material Adverse Effect is reasonably expected to result from the failure to have such title or interest, free and clear of any Liens except Permitted Liens. The Borrower and its Subsidiaries own or hold valid licenses to use all the material patents, trademarks, permits, service marks and trade names, free of any burdensome restrictions, that are necessary to the operation of the business of the Borrower and its Subsidiaries as presently conducted, except where the failure to own or hold such licenses is not reasonably expected to have a Material Adverse Effect.

     Section 5.17. Compliance with Statutes. The Borrower and its Subsidiaries are in compliance in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies and have all necessary permits, licenses and other necessary authorizations with respect to the conduct of their businesses and the ownership and operation of their properties except where the failure to so comply or hold such permits, licenses or other authorizations is not reasonably expected to have a Material Adverse Effect.

     Section 5.18. Environmental Matters.

     (a) The Borrower and its Subsidiaries are in compliance with, and on the date of each Borrowing will be in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws except where failure to so comply is not reasonably expected to have a Material Adverse Effect. To the best knowledge of the Borrower, there are no pending, past or threatened Environmental Claims against the Borrower or any of its Subsidiaries or any property owned or operated by the Borrower or any of its Subsidiaries which are reasonably expected to have a Material Adverse Effect. To the best knowledge of the Borrower, there are no conditions or occurrences on any property owned or operated by the Borrower or any of its Subsidiaries that are reasonably expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any property owned or operated by the Borrower or any of its Subsidiaries, or (ii) to cause any property owned or operated by the Borrower or any of its Subsidiaries to be subject to any material restrictions on the ownership, occupancy, use or transferability of such property by the Borrower or any of its Subsidiaries under any applicable Environmental Law except for any such condition or occurrence described in clauses (i) or (ii) which is not reasonably expected to have a Material Adverse Effect.

     (b) To the best knowledge of the Borrower (i) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any property owned or operated by the Borrower or any of its Subsidiaries in a manner that has violated or is reasonably expected to violate any Environmental Law, except for such violation which is not reasonably expected to have a Material Adverse Effect, and (ii) Hazardous Materials have not at any time been released on or from any property owned or operated by the Borrower or any of its Subsidiaries in a matter that has violated or is reasonably expected to violate any Environmental Law, except for such violation which is not reasonably expected to have a Material Adverse Effect.

     Section 5.19. Dividend Restrictions. None of the domestic Subsidiaries of the Borrower is party to or subject to any agreement or understanding restricting or limiting the payment of any dividends or other distributions on its capital stock by any such Subsidiary.

SECTION 6.  COVENANTS.

     The Borrower covenants and agrees that, so long as any Note, Letter of Credit, Reimbursement Obligation or any other Obligation is outstanding or any Commitment is outstanding hereunder:

     Section 6.1. Corporate Existence. The Borrower and its Subsidiaries will preserve and maintain their existence except (i) for the dissolution of any Subsidiaries whose assets are transferred to the Borrower or any of its Subsidiaries, (ii) to the extent such failure to maintain a

Subsidiary (other than a Guarantor) is not reasonably expected to have a Material Adverse Effect, and (iii) as otherwise expressly permitted herein.

     Section 6.2. Maintenance. The Borrower and its Subsidiaries will maintain, preserve and keep their material plants, properties and equipment necessary to the proper conduct of their businesses in reasonably good repair, working order and condition (normal wear and tear excepted) and will from time to time make all reasonably necessary repairs, renewals, replacements, additions and betterments thereto so that at all times such plants, properties and equipment are reasonably preserved and maintained; provided, however, that nothing in this
Section 6.2 shall prevent the Borrower or any of its Subsidiaries from discontinuing the operation or maintenance of any such plants, properties or equipment if such discontinuance is, in the judgment of the Borrower or any such Subsidiary, as applicable, desirable in the conduct of its business and not materially disadvantageous to the Lenders.

     Section 6.3. Taxes. The Borrower and its Subsidiaries will duly pay and discharge all Taxes upon or against them or their properties before payment is delinquent and before penalties accrue thereon, unless and to the extent that the same is being contested in good faith and by appropriate proceedings and reserves have been established in conformity with GAAP.

     Section 6.4. ERISA. The Borrower and its Subsidiaries will promptly pay and discharge all of their obligations and liabilities arising under ERISA or otherwise with respect to each Plan and any other obligation which if unpaid or unperformed might result in the imposition of a material Lien against any properties or assets of the Borrower or any of its Subsidiaries and will promptly notify the Agent of (i) the occurrence of any reportable event (as defined in ERISA) relating to a Plan with respect to which the Borrower or a Subsidiary is required to notify the PBGC; (ii) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor; and (iii) the Borrower's or any of its Subsidiary's termination of or withdrawal from any Plan. The Borrower shall furnish to the Agent any additional information as may be reasonably requested by the Lenders concerning welfare plans (as defined in ERISA) maintained by the Borrower or a Subsidiary.

     Section 6.5. Insurance. The Borrower and its Subsidiaries will maintain or cause to be maintained with responsible insurance companies, insurance against any loss or damage to all material insurable property and assets owned by them, such insurance to be of a character and in or in excess of such amounts as are customarily maintained by companies similarly situated and operating like property or assets. The Borrower and each of its Subsidiaries will also insure employers' and public and product liability risks with responsible insurance companies. The Borrower will on or before January 31st of each calendar year and upon the request of the Agent, furnish a certificate from the Borrower's insurance agent(s) setting forth the nature and extent of the insurance maintained pursuant to this Section 6.5 and providing that such agent will provide thirty (30) days' advance written notice to the Agent prior to cancellation of any such insurance.

     Section 6.6. Financial Reports and Other Information.

     (a) The Borrower and its Subsidiaries will maintain a system of accounting in such manner as will enable preparation of financial statements in accordance with GAAP and will furnish to the Lenders and their authorized representatives such information about the business and financial condition of the Borrower and its Subsidiaries as the Lenders may reasonably request; and, without any request, will furnish to the Lenders:

                  (i) within sixty (60) days after the end of each fiscal quarter of each fiscal year of the Borrower (excluding the fourth fiscal quarter), the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter and the related consolidated and, if requested by the Agent, consolidating statements of income and retained earnings and of cash flows for such fiscal quarter and for the portion of the fiscal year ended with the last day of such fiscal quarter, all of which shall be in reasonable detail or in the form filed with the SEC and certified by the Chief Financial Officer of the Borrower that they fairly present the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated and that they have been prepared in accordance with GAAP, in each case, subject to normal year-end adjustments and the omission of any footnotes as permitted by the SEC (delivery to the Agent of a copy of the Borrower's Form 10-Q filed with the SEC (without exhibits) in any event will satisfy the requirements of this subsection subject to Section 6.6(b)); and

                  (ii) within ninety-five (95) days after the end of each fiscal year of the Borrower, the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated and, if requested by the Agent, consolidating statements of income and retained earnings and of cash flows for such fiscal year and setting forth consolidated comparative figures as of the end of and for the preceding fiscal year, audited by an independent nationally-recognized accounting firm and in the form filed with the SEC (delivery to the Agent of a copy of the Borrower's Form 10-K filed with the SEC (without exhibits) in any event will satisfy the requirements of this subsection subject to Section 6.6(b));

                  (iii) commencing with fiscal year 1998, to the extent actually prepared and approved by the Borrower's board of directors, a projection of Borrower's consolidated balance sheet and consolidated income, retained earnings and cash flows for its then current fiscal year showing such projected budget for each fiscal quarter of the Borrower ending during such year; and

                  (iv) within ten (10) days after the sending or filing thereof, copies of all financial statements, reports, notices and proxy statements that the Borrower sends to its stockholders generally or files with the SEC that are publicly available (other than registration statements registering shares of Borrower's common stock issued under employee benefit plans).

     (b) Each financial statement furnished to the Lenders pursuant to subsections (i) and (ii) of Section 6.6(a) shall be accompanied by (i) a written certificate signed by the Borrower's Chief Financial Officer to the effect that
(x) no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower to remedy the same, and (y) the representations and warranties contained herein are true and correct in all material respects as though made on the date of such certificate, except to the extent that any such representation or warranty relates solely to an earlier date, in which case it was true and correct as of such earlier date and except as otherwise described therein, as a result of the transactions expressly permitted hereunder or as previously disclosed to the Lenders, and (ii) a Compliance Certificate in the form of
Exhibit 6.6 showing the Borrower's compliance with the financial covenants set forth herein.

     (c) Promptly after obtaining knowledge of any of the following, the Borrower will provide the Agent with written notice in reasonable detail of: (i) any pending or threatened Environmental Claim against the Borrower or any of its Subsidiaries or any property owned or operated by the Borrower or any of its Subsidiaries that if adversely determined is reasonably expected to have a Material Adverse Effect; (ii) any condition or occurrence on any property owned or operated by the Borrower or any of its Subsidiaries that results in material noncompliance by the Borrower or any of its Subsidiaries with any Environmental Law; and (iii) the taking of any material removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any property owned or operated by the Borrower or any of its Subsidiaries.

     (d) The Borrower will promptly and in any event, within five (5) days after an officer of the Borrower has knowledge thereof, give written notice to the Agent of: (i) any pending or threatened litigation or proceeding against the Borrower or any of its Subsidiaries asserting any claim or claims against any of same that is reasonably expected to have a Material Adverse Effect (provided that the Borrower shall not be required to provide the Agent with any information that would result in a waiver of the attorney-client privilege of the Borrower or any of its Subsidiaries with respect to such litigation); (ii) the occurrence of any Default or Event of Default; (iii) any circumstance that is reasonably expected to have a Material Adverse Effect; and (iv) any event which is reasonably expected to result in a breach of, Sections 6.21, 6.22 or 6.23.

     (e) The Agent will forward promptly to the Lenders the information provided by the Borrower pursuant to this Section 6.6.

     Section 6.7. Lenders' Inspection Rights. Upon reasonable notice from any of the Lenders, the Borrower will permit the Agent or any of the Lenders (and such Persons as the Agent or any Lender may designate), at such Lender's expense (unless an Event of Default has occurred and is continuing, in which case it shall be at the Borrower's expense), during normal business hours following reasonable notice to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine all of their books and records, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision, the Borrower authorizes such accountants to discuss with the Agent and the Lenders, and such Persons as the Agent or any Lender may designate, the affairs, finances and accounts of the Borrower and its Subsidiaries provided that the Borrower has the opportunity to be present at such discussions), all at such reasonable times and as often as may be reasonably requested.

     Section 6.8. Conduct of Business. The Borrower and its Subsidiaries will not make any material change in the nature of the business of the Borrower and its Subsidiaries, taken as a whole, described in the Borrower's most recently filed Form 10-K with the SEC (a "Permitted Business").

     Section 6.9. New Subsidiaries. The Borrower shall cause any direct or indirect domestic Material Subsidiary which is formed or acquired after the Effective Date and any direct or indirect domestic Subsidiary which becomes a Material Subsidiary after the Effective Date to become a Guarantor with respect to, and jointly and severally liable with all other Guarantors for, all of the

Obligations under this Agreement and the Notes within fifteen (15) days following such formation or acquisition or after such Subsidiary becomes a Material Subsidiary, as the case may be, pursuant to a Guaranty substantially in the form of Exhibit 4.1.

     Section 6.10. Restrictions on Redemption; Dividends.

     (a) Neither the Borrower nor any of its Subsidiaries shall, directly or indirectly, create or otherwise permit to exist or become effective any restriction on the ability of any domestic Subsidiary of the Borrower to (i) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owed by the Borrower or to pay any Indebtedness owed to the Borrower, or (ii) make loans or advances to the Borrower or any of its Subsidiaries, except in either case for restrictions existing under or by reason of applicable law, this Agreement and the other Credit Documents.

     (b) The Borrower may only redeem, purchase or otherwise acquire any shares of its capital stock if capital stock of the Borrower is purchased or otherwise acquired (or the purchase thereof funded) for or in connection with any odd-lot buyback up to the maximum aggregate purchase price of $1,500,000 or any Code
Section 401(k) plan, Code Section 423 plan or other employee benefit plan of the Borrower or any of its Subsidiaries and so long as no Default or Event of Default shall have occurred and be continuing or would occur as a result of such redemption, purchase or acquisition.

     Section 6.11. Restrictions on Fundamental Changes. Neither the Borrower nor any of its Subsidiaries shall be a party to any merger into or consolidation with, make an Acquisition or otherwise purchase or acquire all or substantially all of the assets or stock of, any other Person, or sell all or substantially all of its assets or stock, except:

     (a) the Borrower or any of its Subsidiaries may merge into or consolidate with, make an Acquisition or otherwise purchase or acquire all or substantially all of the assets or stock of any other Person if upon the consummation of any such merger, consolidation, purchase or Acquisition, (i) the Borrower or such Subsidiary is the surviving corporation to any such merger or consolidation (or the other Person will thereby become a Subsidiary); (ii) the nature of the business of such acquired Person is a Permitted Business; (iii) the Borrower shall have delivered to the Lenders within ten (10) Business Days prior to the consummation of an Acquisition a report signed by the Chief Financial Officer of the Borrower which shall contain calculations demonstrating the Borrower's compliance with Sections 6.21, 6.22 and 6.23 (on a historic four fiscal quarter pro forma basis), such calculations to use historical financial results of the acquired business; (iv) the maximum cash purchase price paid and Funded Debt incurred by the Borrower or any of its Subsidiaries (excluding any part of the purchase price paid with the cash proceeds from an equity offering) in connection with (x) any single Acquisition shall not exceed 15.0% of the Borrower's Consolidated Net Worth as of the end of the immediately preceding fiscal quarter or (y) in the aggregate for all Acquisitions during any rolling four (4) fiscal quarters shall not exceed 25.0% of the Borrower's Consolidated Net Worth as of the end of the immediately preceding fiscal quarter; and (v) no Default or Event of Default shall have occurred and be continuing or would otherwise be existing as a result of such merger, consolidation, purchase or Acquisition;

         (b) the Borrower may purchase or otherwise acquire all or substantially all of the stock or assets of, or otherwise acquire by merger or consolidation, any of its Subsidiaries, and any such Subsidiary may merge into, or consolidate with, or purchase or otherwise acquire all or substantially all of the assets or stock of or sell all or substantially all of its assets or stock to, any other Subsidiary of the Borrower or the Borrower, in each case so long as the Borrower shall be the surviving entity to any such merger or consolidation if the transaction is with the Borrower;

         (c) the Borrower or any of its Subsidiaries may form new Subsidiaries;

         (d) the Borrower and its Subsidiaries may issue additional capital stock or ownership interests so long as there is no scheduled mandatory redemption or scheduled liquidating distribution of any such stock or interest before the scheduled Maturity Date of the Term Loans; and

         (e) any domestic Subsidiary that is not a Material Subsidiary and any foreign Subsidiary which, if it were a domestic subsidiary, would not be a Material Subsidiary, may sell all or substantially all of its assets, provided such sale would not be prohibited by any other provision of, or otherwise cause a Default under, this Agreement and provided that the net proceeds of any such sale shall either be applied as a prepayment of the Term Loans in the order provided in Section 2.9 or reinvested in the operation of a Permitted Business.

The Borrower shall not sell or dispose of any capital stock of or its ownership interest in any of its Subsidiaries except for the capital stock of or ownership interest in any domestic Subsidiary which is not a Material Subsidiary or in a foreign Subsidiary, which, if it were a domestic Subsidiary, would not be a Material Subsidiary and except as otherwise permitted in this Section 6.11.

     Section 6.12. Environmental Laws. The Borrower and its Subsidiaries shall comply with all Environmental Laws (including, without limitation, obtaining and maintaining all necessary permits, licenses and other necessary authorizations) applicable to or affecting the properties or business operations of the Borrower or any of its Subsidiaries except where the failure to so comply is not reasonably expected to have a Material Adverse Effect.

     Section 6.13. Liens. The Borrower and its Subsidiaries shall not create, incur, assume or suffer to exist any Lien of any kind on any of their properties or assets of any kind except the following (collectively, the "Permitted Liens"):

     (a) Liens arising in the ordinary course of business by operation of law in connection with workers' compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits, pledges or other Liens in connection with (or to obtain letters of credit in connection with) bids, performance bonds, contracts or leases to which the Borrower or its Subsidiaries are a party or other deposits required to be made in the ordinary course of business; provided that in each case the obligation secured is not for Indebtedness and is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

     (b) mechanics', workmen, materialmen, landlords', carriers' or other similar Liens arising in the ordinary course of business (or deposits to obtain the release of such Liens) related to obligations not due or, if due, that are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

     (c) inchoate Liens under ERISA and Liens for Taxes not yet due or which are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

     (d) Liens arising out of judgments or awards against the Borrower or any of its Subsidiaries, or in connection with surety or appeal bonds or the like in connection with bonding such judgments or awards, the time for appeal from which or petition for rehearing of which shall not have expired or for which the Borrower or such Subsidiary shall be prosecuting on appeal or proceeding for review and for which it shall have obtained a stay of execution or the like pending such appeal or proceeding for review; provided that the aggregate amount of uninsured or underinsured liabilities (including interest, costs, fees and penalties, if any) of the Borrower and its Subsidiaries secured by such Liens shall not exceed $5,000,000 at any one time outstanding and provided further there is adequate assurance, in the reasonable opinion of the Lenders, that the insurance proceeds, if any, attributable thereto shall be paid promptly upon the expiry of such time period or resolution of such proceeding if necessary to remove such Liens;

     (e) rights of a common owner of any interest in property held by a Person and such common owner as tenants in common or through other common ownership;

     (f) encumbrances (other than to secure the payment of Indebtedness), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any property or rights-of-way of a Person for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines, removal of gas, oil, coal, metals, steam, minerals, timber or other natural resources, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities or equipment, or defects, irregularity and deficiencies in title of any property or rights-of-way;

     (g) financing statements filed by lessors of property (but only with respect to the property so leased) and Liens under any conditional sale or title retention agreements entered into in the ordinary course of business;

     (h) rights of lessees of equipment owned by the Borrower or any of its Subsidiaries;

     (i) Liens securing Indebtedness permitted by Section 6.14(c) on any assets acquired, any Liens listed on Schedule 6.14 in connection with Indebtedness permitted under Section 6.14(i) and any other existing Liens until the Initial Borrowing Date; and

     (j) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing subsections (a) through (i), provided, however, that the principal amount of Indebtedness secured thereby does not exceed the principal amount secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement is limited to the property already subject to the Lien so extended, renewed or replaced.

     Section 6.14. Indebtedness. After the Initial Borrowing Date, the Borrower and its Subsidiaries shall not contract, assume or suffer to exist any Indebtedness (including, without limitation, any Guaranties), except:

     (a) Indebtedness under the Credit Documents;

     (b) unsecured intercompany loans and advances from the Borrower to any of its Subsidiaries and unsecured intercompany loans and advances from any of such Subsidiaries to the Borrower or any other Subsidiaries of the Borrower; provided, however, the aggregate amount of such loans or advances to any foreign Subsidiary of the Borrower from the Borrower or any domestic Subsidiary of the Borrower shall be no greater than $11,000,000 at any one time (excluding any sales transactions between such parties in the ordinary course of business);

     (c) Capitalized Lease Obligations and purchase money Indebtedness on assets acquired in an aggregate amount not to exceed $1,000,000 on an annual basis;

     (d) Indebtedness under unsecured interest rate hedge, swap, exchange, forward, future collar or cap agreements, fixed price agreements or any other agreements or arrangements designed to protect the Borrower against fluctuations in interest rates and not for speculative purposes;

     (e) Indebtedness under unsecured foreign exchange futures agreements, arrangements or options designed to protect the Borrower against fluctuations in currency exchange rates and not for speculative purposes;

     (f) Indebtedness of any foreign Subsidiaries of the Borrower not otherwise permitted by this Section 6.14 under Capitalized Lease Obligations, letters of credit issued in the ordinary course of business, overdraft lines of credit or for working capital purposes in foreign countries with financial institutions on terms no more favorable to the lenders thereunder than under this Agreement and Indebtedness arising from the honoring by a bank or other Person of a check, draft or similar instrument inadvertently drawing against insufficient funds not to exceed $15,000,000 (excluding Indebtedness under undrawn letters of credit issued for the account of any such foreign Subsidiary in the ordinary course of its business but including Indebtedness listed on Schedule 6.14, to the extent applicable) in the aggregate at any time outstanding;

     (g) unsecured Indebtedness of the Borrower or any of its domestic Subsidiaries to any Lender (or to any other financial institution which has issued a letter of credit for the account of the Borrower as of the Effective
Date) in an aggregate amount of up to $15,000,000 (including Indebtedness listed on Schedule 6.14, to the extent applicable) at any time outstanding with a maturity of no longer than one (1) year (provided that letters of credit may be issued thereunder for the account of the Borrower or any of its domestic Subsidiaries in the ordinary course of its business with expiry dates in excess of one (1) year from the date of issuance), pari passu in all respects to the Obligations and containing covenants no more restrictive than under this Agreement;

     (h) any Guaranty (including any existing Guaranty) by the Borrower or any domestic Subsidiary of the Borrower of (i) any Funded Debt of any foreign Subsidiary of the Borrower in an aggregate amount of up to $5,000,000 at any time outstanding or (ii) any undrawn letters of credit issued for the account of any foreign Subsidiary of the Borrower in the ordinary course of its business in an aggregate amount of up to $15,000,000 at any time outstanding; and

     (i) Indebtedness outstanding on the Effective Date and listed on Schedule
6.14 hereto.

     Section 6.15. Loans, Advances and Investments. The Borrower and its Subsidiaries shall not purchase or acquire any stock, indebtedness, obligations or securities of, or any other interest in, or make any capital contribution to, any Person (any of the foregoing, an "Investment") or lend money or make advances to any Person except:

     (a) as permitted by Section 6.11(a), (b) or (c) or Section 6.14(b);

     (b) Investments outstanding as of the Effective Date and listed on Schedule
6.15 hereto;

     (c) loans to employees of the Borrower or any of its Subsidiaries;

     (d) receivables owing to the Borrower or its Subsidiaries created or acquired in the ordinary course of business and payable on customary trade terms of the Borrower or such Subsidiary and in compliance with the arms-length requirements of Section 6.17;

     (e) other advances or loans to, or Investments in, any Person, provided that the aggregate amount of such other loans and advances outstanding and Investments shall not exceed $5,000,000 at any one time outstanding; and

     (f) Investments in Cash Equivalents.

     Section 6.16. Transfer of Assets. The Borrower and its Subsidiaries shall not permit any Transfer of any material asset of the Borrower or any of its Subsidiaries except:

     (a) Transfers of inventory, equipment and other assets in the ordinary course of business;

     (b) the retirement or replacement of assets (with assets of equal or greater value) in the ordinary course of business or the Transfer of assets that are obsolete, worn out or no longer useful in the business of the Borrower and its Subsidiaries;

     (c) Transfers of any assets among the Borrower and any of its Subsidiaries, except the Borrower or a domestic Subsidiary may not Transfer any assets to a foreign Subsidiary, except for (i) any obsolete assets or assets not used by such domestic Subsidiary and which assets shall be used by the foreign Subsidiary in the ordinary course of its business, or (ii) any assets to be used by such foreign Subsidiary in the ordinary course of its business and as advisable to perform a contract or services in a particular geographical area;

     (d) any Transfers permitted by Sections 6.11;

     (e) the Transfer of any assets acquired in an Acquisition which are not necessary for the operation of the business of the Borrower and its Subsidiaries, provided that the Net Cash Proceeds thereof are made as either a prepayment of the Term Loans pursuant to the provisions of Section 2.9 or reinvested by the Borrower and its Subsidiaries in the operation of a Permitted Business; and

     (f) the Transfers of any assets not otherwise covered by this Section 6.16 (including the sale and leaseback of assets) generating Net Cash Proceeds of up to an aggregate of $2,000,000 per fiscal year.

     Section 6.17. Transactions with Affiliates. Except as otherwise specifically permitted herein, the Borrower and its Subsidiaries shall not enter into or be a party to any material transaction or arrangement or series of related transactions or arrangements which in the aggregate would be material with any Affiliate of such Person, including without limitation, the purchase from, sale to or exchange of property with or the rendering of any service by or for, any Affiliate, except pursuant to the reasonable requirements of such entity's business and upon fair and reasonable terms no less favorable to such entity than would be able to be obtained in a comparable arm's-length transaction with a Person other than an Affiliate.

     Section 6.18. Compliance with Laws. The Borrower and its Subsidiaries shall conduct their businesses and otherwise be in compliance in all material respects with all applicable laws, regulations, ordinances and orders of all governmental, judicial and arbitral authorities applicable to them and shall obtain and maintain all necessary permits, licenses and other authorizations necessary to conduct their businesses and own and operate their properties except where the failure to comply or have such permits, licenses or other authorizations is not reasonably expected to have a Material Adverse Effect.

     Section 6.19. Negative Pledges. Neither the Borrower nor any of its Subsidiaries shall enter into any agreement creating or assuming any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired other than as permitted hereunder. Neither the Borrower nor any of its Subsidiaries shall enter into any agreement other than this Agreement and the Credit Documents prohibiting the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or prohibiting or restricting the ability of the Borrower or any of its Subsidiaries to amend or otherwise modify this Agreement or any Credit Document.

     Section 6.20. Maximum Capital Expenditures. Neither the Borrower nor any of its Subsidiaries shall make or commit to make Capital Expenditures in excess of the aggregate of $12,500,000 during any calendar year.

     Section 6.21. Minimum Tangible Net Worth. The Borrower will maintain a minimum Tangible Net Worth of not less than the sum of (i) $85,000,000, plus
(ii) for each fiscal year ended prior to (but not on) such date of determination, commencing December 31, 1997, the sum of an amount equal to fifty percent (50%) of Consolidated Net Income for such fiscal year, if positive, minus all cash dividends paid to shareholders of the Borrower during such year permitted under this Agreement, such sum to be determined upon receipt of the financial statements provided in Section 6.6(a)(ii) but to be effective as of the first day of the next fiscal year, plus (iii) without duplication, for each fiscal year ended prior to (but not on) such date of determination, commencing December 31, 1997, an amount equal to the sum of 85% of the amount of net proceeds to the Borrower from any equity issuance by the Borrower, including a secondary offering or where equity is used to acquire another entity in an Acquisition, and 85% of the stockholders equity of any entity acquired in an Acquisition for which the Borrower uses the pooling of interest method of accounting in accordance with GAAP.

     Section 6.22. Maximum Funded Debt to EBITDA Ratio. The Borrower will have a maximum Funded Debt to EBITDA Ratio of not greater than (i) 3.5 to 1.0 as of December 31, 1997, and (ii) 3.25 to 1.0 as of the last day of each fiscal quarter thereafter.

     Section 6.23. Minimum Debt Service Coverage Ratio. As of December 31, 1997, and as of the last day of each fiscal quarter thereafter, the Borrower will have a Debt Service Coverage Ratio of at least 1.5 to 1.0.

SECTION 7.  EVENTS OF DEFAULT AND REMEDIES.

     Section 7.1. Events of Default. Any one or more of the following shall constitute an Event of Default:

     (a) default by the Borrower in the payment of the principal amount of any Loan, any Reimbursement Obligation or any interest thereon or any fees payable hereunder within three (3) days of the date such payment is due;

     (b) default by the Borrower in the observance or performance of any covenant set forth in Sections 6.6(d), 6.10(b), 6.11 or 6.16;

     (c) default by the Borrower in the observance or performance of any provision hereof or of any other Credit Document not mentioned in (a) or (b) above, which is not remedied within thirty (30) days after the earlier of (i) such default or event of default first becoming known to any officer of the Borrower, or (ii) notice to the Borrower by the Agent of the occurrence of such default or event of default;

     (d) any representation or warranty or other written statement made or deemed made herein, in any other Credit Document or in any financial or other report or document furnished in compliance herewith or therewith by the Borrower or any of its Subsidiaries proves untrue in any material respect as of the date of the issuance or making, or deemed issuance or making thereof;

     (e) default occurs or the occurrence of an event or condition the effect of which after the passage of any applicable grace period would result in a default in the payment when due of Indebtedness in an aggregate principal amount of $5,000,000 or more of the Borrower or any of its Subsidiaries, and such default continues for a period of time sufficient to permit the holder or beneficiary of such Indebtedness, or a trustee therefor, to cause the acceleration of the maturity of any such Indebtedness or any mandatory unscheduled prepayment, purchase, or other early funding thereof;

     (f) the Borrower or any of its Subsidiaries (i) has entered involuntarily against it an order for relief under the United States Bankruptcy Code or a comparable action is taken under any bankruptcy or insolvency law of another country or political subdivision of such country, (ii) generally does not pay, or admits its inability generally to pay, its debts as they become due, (iii) makes a general assignment for the benefit of creditors, (iv) applies for, seeks, consents to, or acquiesces in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (v) institutes any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code or any comparable law, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fails to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) makes any board of directors resolution in direct furtherance of any matter described in clauses (i)-(v) above, or (vii) fails to contest in good faith any appointment or proceeding described in Section 7.1(f);

     (g) a custodian, receiver, trustee, examiner, liquidator or similar official is appointed for the Borrower or any of its Subsidiaries or any substantial part of its property, or a proceeding described in Section 7.1(f)(v) is instituted against the Borrower or any of its Subsidiaries, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days, except with respect to a foreign Subsidiary where such event is not reasonably expected to have a Material Adverse Effect;

     (h) the Borrower or any of its Subsidiaries fails within thirty (30) days (or such earlier date as any steps to execute on such judgment or order take place) to pay, bond or otherwise discharge, or to obtain an indemnity against on terms and conditions satisfactory to the Lenders in their sole discretion, any judgment or order for the payment of money in excess of $5,000,000 which is uninsured or underinsured by at least such amount (provided that there is adequate assurance, in the sole discretion of the Lenders, that the insurance proceeds attributable thereto shall be paid promptly upon the expiration of such time period or resolution of such proceeding), which is not stayed on appeal or otherwise being appropriately contested in good faith in a manner that stays execution;

     (i) the Borrower or any of its Subsidiaries fails to pay when due an amount aggregating in excess of $1,000,000 that it is liable to pay to the PBGC or to a Plan under Title IV of ERISA; or a notice of intent to terminate a Plan having Unfunded Vested Liabilities of any of the Borrower or any of its Subsidiaries in excess of $1,000,000 (a "Material Plan") is filed under Title IV of ERISA in a distress termination pursuant to Section 4041(c) of ERISA; or the PBGC institutes proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan; or a proceeding is instituted by a fiduciary of any Material Plan against the Borrower or any of its Subsidiaries to collect any liability under Section 515 or 4219(c)(5) of ERISA and such proceeding is not dismissed within thirty (30) days thereafter; or a condition exists by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

     (j) the Borrower, any Person acting on behalf of the Borrower, or any governmental, judicial or arbitral authority challenges the validity of any Credit Document or the Borrower's obligations thereunder, or any Credit Document ceases to be in full force and effect in all material respects or ceases to give to the Lenders the rights and powers purported to be granted in its favor thereby in all material respects; or

     (k) any Person or two or more Persons acting in concert shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934), directly or indirectly, of securities of the Borrower (or other securities convertible into such securities) representing fifty percent (50%) or more of the combined voting power of all outstanding securities of the Borrower entitled to vote in the election of directors.

     Section 7.2. Non-Bankruptcy Defaults. When any Event of Default other than those described in subsections (f) or (g) of Section 7.1 has occurred and is continuing, the Agent shall, if so directed by the Majority Lenders, by notice to the Borrower: (a) terminate the remaining Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); (b) declare the outstanding principal of and the accrued interest on the Notes to be forthwith due and payable and thereupon the Notes, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Credit Documents without further demand, presentment, protest or notice of any kind, including, but not limited to, notice of intent to accelerate and notice of acceleration, each of which is expressly waived by the Borrower; and (c) demand that the Borrower immediately pay to the Agent (to be held by the Agent pursuant to Section 7.4) the full amount then available for drawing under each or any outstanding Letter of Credit, and the Borrower agrees to immediately make such payment and acknowledges and agrees that the Lenders would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Agent, for the benefit of the Lenders, shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit. The Agent, after giving notice to the Borrower pursuant to this Section 7.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.

     Section 7.3. Bankruptcy Defaults. When any Event of Default described in subsections (f) or (g) of Section 7.1 has occurred and is continuing with respect to the Borrower, then (i) the outstanding Notes shall immediately become due and payable together with all other amounts payable under the Credit Documents without presentment, demand, protest or notice of any kind, each of which is expressly waived by the Borrower, (ii) and all obligations of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate, and (iii) the Borrower shall immediately pay to the Agent (to be held by the Agent pursuant to Section 7.4) the full amount then available for drawing under all outstanding Letters of Credit, the Borrower acknowledging and agreeing that the Lenders and the Agent would not have an adequate remedy at law for failure by the Borrower to honor this provision and that the Lenders and the Agent shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any of the Letters of Credit.

     Section 7.4. Collateral for Undrawn Letters of Credit. (a) If the prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under Section 2.10, 7.2 or 7.3, the Borrower shall forthwith pay the amount required to be so prepaid, to be held by the Agent as provided in subsection (b) below.

     (b) All amounts prepaid pursuant to subsection (a) above shall be held by the Agent in a separate collateral account (such account, and the credit balances, properties and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the "Collateral Account") as security for, and for application by the Agent (to the extent available) to, the reimbursement of any drawing under any Letter of Credit then or thereafter paid by the Agent (collectively, the "Collateralized Obligations"). The Collateral Account shall be held in the name of and subject to the exclusive dominion and control of the Agent, for the benefit of the Agent and the Lenders, as pledgee hereunder. If and when requested by the Borrower, the Agent shall invest and reinvest funds held in the Collateral Account from time to time in Cash Equivalents specified from time to time by the Borrower, provided that the Agent is irrevocably authorized to sell investments held in the Collateral Account when and as required to make payments out of the Collateral Account for application to Collateralized Obligations due and owing from the Borrower to the Agent or the Lenders. When and if (A) (i) the Borrower shall have made payment of all Collateralized Obligations then due and payable, (ii) all relevant preference or other disgorgement periods relating to the receipt of such payments have passed, and (iii) no Letters of Credit remain outstanding and no Reimbursement Obligations remain outstanding and due and payable hereunder, or (B) no Default or Event of Default shall be continuing, the Agent shall repay to the Borrower any remaining amounts and assets held in the Collateral Account.

     Section 7.5. Notice of Default. If an Event of Default shall have occurred and be continuing, the Agent shall give notice to the Borrower under Section 7.2 promptly upon being requested to do so by the Majority Lenders and shall thereupon notify all the Lenders thereof.

     Section 7.6. Expenses. The Borrower agrees to pay to the Agent and each Lender all reasonable out-of-pocket expenses incurred or paid by the Agent or such Lender, including reasonable attorneys' fees and court costs, in connection with any Event of Default by the Borrower hereunder or in connection with the enforcement of any of the Credit Documents.

SECTION 8.  CHANGE IN CIRCUMSTANCES.

     Section 8.1. Change of Law. (a) Notwithstanding any other provisions of this Agreement or any Note, if at any time after the date hereof (or, if later, after the date the Agent, any Co-Agent or a Lender becomes the Agent, a Co-Agent or a Lender), any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Lender to make or continue to maintain LIBOR Loans, such Lender shall promptly give written notice thereof and of the basis therefor in reasonable detail to the Borrower and such Lender's obligations to make, continue or convert Loans into LIBOR Loans under this Agreement shall thereupon be suspended until it is no longer unlawful for such Lender to make or maintain LIBOR Loans.

     (b) Upon the giving of the notice to Borrower referred to in subsection (a) above, (i) any outstanding LIBOR Loan of such Lender shall be automatically converted to a Base Rate Loan in Dollars on the last day of the Interest Period then applicable thereto or on such earlier date as required by law, and (ii) such Lender shall make an advance as part of any requested Borrowing of LIBOR Loans as a Base Rate Loan, which Base Rate Loan shall, for all other purposes, be considered part of such Borrowing.

     (c) Any Lender that has given any notice pursuant to Section 8.1(a) shall, upon determining that it would no longer be unlawful for it to make LIBOR Loans, give prompt written notice thereof to the Borrower and the Agent, and upon giving such notice, its obligation to make, allow conversions into and maintain LIBOR Loans shall be reinstated.

     Section 8.2. Unavailability of Deposits or Inability to Ascertain LIBOR Rate. If on or before the first day of any Interest Period for any Borrowing of LIBOR Loans, the Agent determines in good faith (after consultation with the other Lenders) that, due to changes in circumstances since the date hereof, adequate and fair means do not exist for determining the

Adjusted LIBOR Rate or such rate will not accurately reflect the cost to the Majority Lenders of funding LIBOR Loans for such Interest Period, the Agent shall give written notice (in reasonable detail) of such determination and of the basis therefor to the Borrower and the Lenders, whereupon until the Agent notifies the Borrower and Lenders that the circumstances giving rise to such suspension no longer exist (which the Agent shall do promptly after they do not exist), (i) the obligations of the Lenders to make, continue or convert Loans into LIBOR Loans, or to convert Base Rate Loans into LIBOR Loans, shall be suspended and (ii) each LIBOR Loan will automatically on the last day of the then existing Interest Period therefor, convert into a Base Rate Loan in Dollars.

     Section 8.3. Increased Cost and Reduced Return. (a) If, on or after the date hereof, the adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its lending office), including the Agent in its capacity as the issuer of Letters of Credit, with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency exercising control over banks or financial institutions generally issued after the date hereof (or, if later, after the date the Agent, a Co-Agent or Lender becomes the Agent, a Co-Agent or Lender):

              (i) subjects any Lender (or its lending office) to any tax, duty or other charge related to any LIBOR Loans, Letter of Credit or Reimbursement Obligation, or its participation in any thereof, or shall change the basis of taxation of payments to any Lender (or its Lending Office) of the principal of or interest on its LIBOR Loans, Letters of Credit, or participations therein, or any other amounts due under this Agreement related to its LIBOR Loans, Letters of Credit, Reimbursement Obligations or participations therein, or its obligation to make LIBOR Loans, issue Letters of Credit, or acquire participations therein (except for changes with respect to income or franchise taxes excluded from indemnification pursuant to Section 3.3); or

              (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding for any LIBOR Loan any such requirement included in an applicable Eurodollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its lending office) or imposes on any Lender (or its lending office) or on the interbank market any other condition affecting its LIBOR Loans, its Letters of Credit, any Reimbursement Obligation owed to it, or its participation in any thereof, or its obligation to advance or maintain LIBOR Loans, issue Letters of Credit or participate in any thereof;

and the result of any of the foregoing is to increase the cost to such Lender (or its lending office) of advancing or maintaining any Loan, issuing or maintaining a Letter of Credit or participating therein, or to reduce the amount of any sum received or receivable by such Lender (or its lending office) in connection therewith under this Agreement or its Note(s), by an amount deemed by such Lender to be material, then, subject to Section 8.3(c), from time to time, within thirty (30) days after receipt of a certificate from such Lender (with a copy to the Agent) pursuant to subsection (c) below setting forth in reasonable detail such determination and the basis thereof, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

     (b) If, after the date hereof, the Agent or any Lender shall have reasonably determined that the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change therein (including, without limitation, any revision in the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) or of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A), or in any other applicable capital adequacy rules heretofore adopted and issued by any governmental authority), or any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Agent or any Lender (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital, or on the capital of any corporation controlling such Lender, as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or its controlling corporation's policies with respect to capital adequacy in effect immediately before such adoption, change or compliance) by an amount reasonably deemed by such Lender to be material, then, subject to Section 8.3(c), from time to time, within thirty (30) days after its receipt of a certificate from such Lender (with a copy to the Agent) pursuant to subsection
(c) below setting forth in reasonable detail such determination and the basis thereof, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction to the extent such additional amount is as a consequence of LIBOR Loans.

     (c) The Agent and each Lender that determines to seek compensation under this Section 8.3 shall give written notice to the Borrower and, in the case of a Lender other than the Agent, the Agent of the circumstances that entitle the Agent or such Lender to such compensation. The Agent and each Lender shall use reasonable efforts to avoid the need for, or to reduce the amount of, such compensation and any payment under Section 3.3, including, without limitation, the designation of a different lending office, if such action or designation will not, in the sole judgment of the Agent or such Lender made in good faith, be otherwise disadvantageous to it; provided that no Lender shall be obligated to make its LIBOR Loans hereunder at any office located in the United States of America. A certificate of the Agent or any Lender, as applicable, claiming compensation under this Section 8.3 and setting forth the additional amount or amounts to be paid to it hereunder and accompanied by a statement prepared by the Agent or such Lender, as applicable, describing in reasonable detail the calculations thereof shall be rebuttable presumptive evidence thereof in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. No failure by any Lender or the Agent to demand, and no delay in demanding, compensation for any increased cost shall constitute a waiver of its right to demand such compensation at any time; provided that such Lender or the Agent shall only be entitled to such compensation with respect to costs incurred, without duplication (a) on or after the date such Lender or the Agent, as the case may be, notified the Borrower of the adoption or change in law, rule, or regulation or change in interpretation or administration ("Regulatory Change") giving rise thereto, (b) ninety (90) days prior to such date, and (c) in the event that such Regulatory Change imposed costs on such Lender or the Agent retroactively, during the period commencing such number of days after the applicable retroactive date therefor as shall equal the number of days, in excess of ninety (90), from the date of such Regulatory Change to the date such Lender or the Agent, as the case may be, shall have notified the Borrower thereof.

     (d) In the event any Lender, either for itself or on behalf of any participant to which such Lender has sold a participation pursuant to Section 10.10(a), shall seek compensation pursuant to this Section 8.3, the Borrower may, so long as no Default or Event of Default shall have occurred and be continuing, replace such Lender with a commercial banking institution reasonably acceptable to the Agent by giving notice to such Lender (with a copy to the Agent) that it wishes to replace such Lender by having the replacement Lender which shall become a Purchasing Lender hereunder assume the Commitment of such Lender and purchase such Lender's outstanding LIBOR Loans, participations in Letters of Credit, Reimbursement Obligations, Notes and all of its other rights and obligations under this Agreement and the other Credit Documents. Each Lender requesting compensation pursuant to this Section 8.3 agrees if so requested by the Borrower to sell its Commitment, LIBOR Loans, participations in Letters of Credit, Reimbursement Obligations, Notes and all of its other rights and obligations under this Agreement and the other Credit Documents pursuant to
Section 10.10(b) to any such Purchasing Lender pursuant to an Assignment Agreement as therein provided.

     Section 8.4. Lending Offices. The Agent and each Lender may, at its option, elect to make its Loans hereunder at the lending office specified on the appropriate signature page hereof for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Agent, provided that, except in the case of any such transfer to another of its branches, offices or affiliates made at the request of the Borrower, the Borrower shall not be responsible for the costs arising under Section 3.3 or 8.3 resulting from any such transfer to the extent not otherwise applicable to such Lender prior to such transfer.

     Section 8.5. Discretion of Lender as to Manner of Funding. Subject to the other provisions of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit.

SECTION 9.  THE AGENTS.

     Section 9.1. Appointment and Authorization of Agent and Co-Agent. Each Lender hereby appoints Bank One as the Agent and TCB as the Co-Agent under the Credit Documents and hereby authorizes the Agent and the Co-Agent to take such action as Agent and Co-Agent on each of its behalf and to exercise such powers under the Credit Documents as are delegated to the Agent and the Co-Agent, respectively, by the terms thereof, together with such powers as are reasonably incidental thereto.

     Section 9.2. Rights and Powers. The Agent and the Co-Agent shall have the same rights and powers under the Credit Documents as any other Lender and may exercise or refrain from exercising such rights and powers as though it were not an Agent or a Co-Agent, and the Agent and the Co-Agent and their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any of its Subsidiaries or Affiliates as if it were not an Agent or a Co-Agent under the Credit Documents. The term Lender as used in all Credit Documents, unless the context otherwise clearly requires, includes the Agent or the Co-Agent in their respective individual capacities as a Lender.

     Section 9.3. Action by Agent and Co-Agent. The obligations of the Agent and the Co-Agent under the Credit Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action concerning any Default or Event of Default, except as expressly provided in Sections 7.2 and 7.5. Unless and until the Majority Lenders give such direction the Agent may, except as otherwise expressly provided herein or therein, take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders. In no event, however, shall the Agent or any Co-Agent be required to take any action in violation of applicable law or of any provision of any Credit Document, and each of the Agent and the Co-Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Credit Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expenses, and liabilities it may incur in taking or continuing to take any such action. The Agent shall be entitled to assume that no Default or Event of Default exists unless notified in writing to the contrary by a Lender or the Borrower. In all cases in which the Credit Documents do not require the Agent or any Co-Agent to take specific action, the Agent and the Co-Agent shall be fully justified in using its discretion in failing to take or in taking any action thereunder. Any instructions of the Majority Lenders, or of any other group of Lenders called for under specific provisions of the Credit Documents, shall be binding on all the Lenders and holders of Notes.

     Section 9.4. Consultation with Experts. Each of the Agent and the Co-Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 9.5. Indemnification Provisions; Credit Decision. Neither the Agent, the Co-Agent nor any of their directors, officers, agents, or employees shall be liable for any action taken or not taken by them in connection with the Credit Documents (i) with the consent or at the request of the Majority Lenders or (ii) in the absence of their own gross negligence or willful misconduct. Neither the Agent, the Co-Agent nor any of their directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement, any other Credit Document or any Borrowing; (ii) the performance or observance of any of the covenants or agreements of the Borrower or any Subsidiary contained herein or in any other Credit Document; (iii) the satisfaction of any condition specified in Section 4, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness, genuineness, enforceability, value, worth or collectability hereof or of any other Credit Document or of any other documents or writing furnished in connection with any Credit Document; and the Agent and the Co-Agent make no representation of any kind or character with respect to any such matters mentioned in this sentence. The Agent and the Co-Agent may execute any of their duties under any of the Credit Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Agent and the Co-Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Agent and the Co-Agent shall have no responsibility for confirming the accuracy of any Compliance Certificate or other document or instrument received by any of them under the Credit Documents. The Agent and the Co-Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with such Agent signed by such owner in form satisfactory to such agent. Each Lender acknowledges that it has independently and without reliance on the Agent or the Co-Agent or any other Lender obtained such information and made such investigations and inquiries regarding the Borrower and its Subsidiaries as it deems appropriate, and based upon such information, investigations and inquiries, made its own credit analysis and decision to extend credit to the Borrower in the manner set forth in the Credit Documents. It shall be the responsibility of each Lender to keep itself informed about the creditworthiness and business, properties, assets, liabilities, condition (financial or otherwise) and prospects of the Borrower and its Subsidiaries, and the Agent and the Co-Agent shall have no liability whatsoever to any Lender for such matters. The Agent and the Co-Agent shall have no duty to disclose to the Lenders information that is not required by any Credit Document to be furnished by the Borrower or any Subsidiaries to such agent at such time, but is voluntarily furnished to such agent (either in their respective capacity as Agent or the Co-Agent or in their individual capacity).

     Section 9.6. Indemnity. The Lenders shall ratably, in accordance with their Percentages, indemnify and hold the Agent, the Co-Agent, and their directors, officers, employees, agents and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it or by any security trustee under any Credit Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrower and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The obligations of the Lenders under this Section 9.6 shall survive termination of this Agreement.

     Section 9.7. Resignation of Agent and Successor Agent. The Agent and any Co-Agent may resign at any time upon at least thirty (30) days' prior written notice to the Lenders and the Borrower. Upon any such resignation of the Agent or any Co-Agent, the Majority Lenders, with the consent of the Borrower, which consent shall not be unreasonably withheld, shall have the right to appoint a successor Agent or Co-Agent, as the case may be. If no successor Agent or Co-Agent, as the case may be, shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's or Co-Agent's giving of notice of resignation, then the retiring Agent or Co-Agent, as the case may be, may, on behalf of the Lenders and with the consent of the Borrower, which consent shall not be unreasonably withheld or delayed, appoint a successor Agent or Co-Agent, as the case may be, which shall be any Lender hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of its appointment as the Agent or any Co-Agent hereunder, such successor Agent or Co-Agent, as the case may be, shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent or Co-Agent, as the case may be, under the Credit Documents, and the retiring Agent or any Co-Agent shall be discharged from its duties and obligations thereunder. After any retiring Agent's or Co-Agent's resignation hereunder as Agent or Co-Agent, as the case may be, the provisions of this Section 9 and all protective provisions of the other Credit Documents


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

shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent or Co-Agent, as the case may be.

SECTION 10.  MISCELLANEOUS.

     Section 10.1. No Waiver. No delay or failure on the part of the Agent or any Lender, or on the part of the holder or holders of any Notes, in the exercise of any power, right or remedy under any Credit Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other power, right or remedy. To the fullest extent permitted by applicable law, the powers, rights and remedies under the Credit Documents of the Agent, the Lenders and the holder or holders of any Notes are cumulative to, and not exclusive of, any powers, rights or remedies any of them would otherwise have.

     Section 10.2. Non-Business Day. Subject to Section 2.5, if any payment of principal or interest on any Loan, any Reimbursement Obligation or of any other Obligation shall fall due on a day which is not a Business Day, interest or fees (as applicable) at the rate, if any, such Loan, Reimbursement Obligation or other Obligation bears for the period prior to maturity shall continue to accrue in the manner set forth herein on such Obligation from the stated due date thereof to the next succeeding Business Day, on which the same shall instead be payable.

     Section 10.3. Documentary Taxes. The Borrower agrees that it will pay any documentary, stamp or similar taxes payable with respect to any Credit Document, including interest and penalties, in the event any such taxes are assessed irrespective of when such assessment is made, other than any such taxes imposed as a result of any transfer of an interest in a Credit Document.

     Section 10.4. Survival of Representations. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and the other Credit Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as the Borrower has any Obligation hereunder or any Commitment hereunder is in effect.

     Section 10.5. Survival of Indemnities. All indemnities and all provisions relative to reimbursement to the Lenders of amounts sufficient to protect the yield of the Lenders with respect to the Loans and the L/C Obligations, including, but not limited to, Section 2.12, Section 3.3, Section 7.6, Section
8.3 and Section 10.13 hereof, shall survive the termination of this Agreement and the other Credit Documents and the payment of the Loans and all other Obligations.

     Section 10.6. Setoff. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of, and throughout the continuance of, any Event of Default, each Lender and each subsequent holder of any Note is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other Indebtedness at any time owing by that Lender or that subsequent holder to or for the credit or the account of the Borrower, whether or not matured, against and on account of the due and unpaid obligations and liabilities of the Borrower to that Lender or that subsequent holder under the Credit Documents, irrespective of whether or not that Lender or that subsequent holder shall have made any demand hereunder. Each Lender shall promptly give notice to the Borrower of any action taken by it under this
Section 10.6, provided that any failure of such Lender to give such notice to the Borrower shall not affect the validity of such setoff. Each Lender agrees with each other Lender a party hereto that if such Lender receives and retains any payment, whether by setoff or application of deposit balances or otherwise, on any of the Loans or L/C Obligations in excess of its ratable share of payments on all such Obligations then owed to the Lenders hereunder, then such Lender shall purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Loans or L/C Obligations, or participations therein, held by each such other Lender as shall be necessary to cause such Lender to share such excess payment ratably with all the other Lenders; provided, however, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest.

     Section 10.7. Notices. Except as otherwise specified herein, all notices under the Credit Documents shall be in writing (including cable, telecopy or telex) and shall be given to a party hereunder at its address, telecopier number or telex number set forth on the signature pages hereof or such other address, telecopier number or telex number as such party may hereafter specify by notice to the Agent and the Borrower, given by courier, by United States certified or registered mail, by telegram or by other telecommunication device capable of creating a written record of such notice and its receipt. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified herein or pursuant to Section 10.10 and a confirmation of receipt of such telecopy has been received by the sender, (ii) if given by telex, when such telex is transmitted to the telex number specified herein or pursuant to Section 10.10 and the answerback is received by sender, (iii) if given by courier, when delivered, (iv) if given by U.S. mail, five (5) days after such communication is deposited in the U.S. mail, certified or registered with return receipt requested, or (v) if given by any other means, when delivered at the addresses specified herein or pursuant to Section 10.10; provided that any notice given pursuant to Section 2 shall be effective only upon receipt and, provided, further, that any notice that but for this proviso would be effective after the close of business on a Business Day or on a day that is not a Business Day shall be effective at the opening of business on the next Business Day.

     Section 10.8. Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same Agreement.

     Section 10.9. Successors and Assigns. This Agreement shall be binding upon the Borrower, each of the Lenders, the Agent, the Co-Agent, and their respective successors and assigns, and shall inure to the benefit of the Borrower, each of the Lenders, the Agent, the Co-Agent, and their respective successors and assigns, including any subsequent holder of any Note; provided, however, the Borrower may not assign any of its rights or obligations under this Agreement or any other Credit Document without the written consent of all Lenders, the Agent and the Co-Agent, and the

Agent and the Co-Agent may not assign any of their respective rights or obligations under this Agreement or any Credit Document except in accordance with Section 9 and no Lender may assign any of its rights or obligations under this Agreement or any other Credit Document except in accordance with Section
10.10. Any Lender may at any time pledge or assign all or any portion of its rights under this Agreement and the Notes issued to it to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such Federal Reserve Bank for such Lender as a party hereto.

     Section 10.10. Sales and Transfers of Borrowings and Notes; Participations in Borrowings and Notes

     (a) Any Lender may at any time sell to one or more commercial banking institutions ("Participants") participating interests in any Borrowing owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder, provided that no Lender may sell any participating interests in any such Borrowing, Note, Commitment or other interest hereunder without also selling to such Participant the appropriate pro rata share of all its Borrowings, Notes, Commitments and other interests hereunder, and provided further that no Lender shall transfer, grant or assign any participation under which the Participant shall have rights to vote upon or to consent to any matter to be decided by the Lenders or the Majority Lenders hereunder or under any other Credit Document or to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) increase the amount of such Lender's Commitment and such increase would affect such Participant, (ii) reduce the principal of, or interest on, any of such Lender's Borrowings, or any fees or other amounts payable to such Lender hereunder and such reduction would affect such Participant, (iii) postpone any date fixed for any scheduled payment of principal of, or interest on, any of such Lender's Borrowings, or any fees or other amounts payable to such Lender hereunder and such postponement would affect such Participant, or (iv) release any guaranty or other collateral security for any Obligation, except as otherwise specifically provided in any Credit Document. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement, the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and such Lender shall retain the sole right to enforce the obligations of the Borrower under any Credit Document. The Borrower agrees that if amounts outstanding under this Agreement and the Notes shall have been declared or shall have become due and payable in accordance with Section 7.2 or 7.3 upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that such right of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in Section 10.6. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.12, 3.3 and 8.3 with respect to its participation in the Commitments and the Borrowings outstanding from time to time, provided that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred if no participation had been transferred.

     (b) Any Lender may at any time sell to (i) any other Lender or any Affiliate thereof that is a commercial banking institution and, (ii) with the prior written consent of the Agent and the Borrower (which shall not be unreasonably withheld or delayed), to one or more commercial banking institutions (any of (i) or (ii), a "Purchasing Lender"), all or any part of its rights and obligations under this Agreement and the other Credit Documents, pursuant to an Assignment Agreement in the form attached as Exhibit 10.10, executed by such Purchasing Lender and such transferor Lender (and, in the case of a Purchasing Lender which is not then a Lender or an Affiliate thereof, by the Borrower and the Agent) and delivered to the Agent; provided that each such sale to a Purchasing Lender shall be in an amount of $5,000,000 or more, or if in a lesser amount or if as a result of such sale the sum of the unfunded Commitment of such Lender plus the aggregate principal amount of such Lender's Loans and participations in Letters of Credits would be less than $5,000,000, such sale shall be of all of such Lender's rights and obligations under this Agreement and all of the other Credit Documents payable to it to one Purchasing Lender. Notwithstanding the requirement of the Borrower's consent set forth above, but subject to all of the other terms and conditions of this Section 10.10(b), any Lender may sell to one or more commercial banking institutions, all or any part of their rights and obligations under this Agreement and the other Credit Documents with only the consent of the Agent (which shall not be unreasonably withheld or delayed) if an Event of Default shall have occurred and be continuing. No Lender may sell any Loans to a Purchasing Lender without also selling to such Purchasing Lender the appropriate pro rata share of its Borrowings, Notes, Commitments and other interests hereunder, including participations in Letters of Credit hereunder. Upon such execution, delivery and acceptance, from and after the effective date of the transfer determined pursuant to such Assignment Agreement, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment Agreement, have the rights and obligations of a Lender hereunder with a Commitment as set forth herein and (y) the transferor Lender thereunder shall, to the extent provided in such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Assignment Agreement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitments and Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement, the Notes and the other Credit Documents. On or prior to the effective date of the transfer determined pursuant to such Assignment Agreement, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for any surrendered Note, a new Note as appropriate to the order of such Purchasing Lender in an amount equal to the Commitments assumed by it pursuant to such Assignment Agreement, and, if the transferor Lender has retained a Commitment or Borrowing hereunder, a new Note to the order of the transferor Lender in an amount equal to the Commitments or Borrowings retained by it hereunder. Such new Notes shall be dated the Initial Borrowing Date and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Lender shall be returned by the Agent to the Borrower marked "renewed."

     (c) Upon its receipt of an Assignment Agreement executed by a transferor Lender, a Purchasing Lender and the Agent (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Borrower), together with payment by the transferor Lender to the Agent hereunder of a registration and processing fee of $3,500 the Agent shall (i) promptly accept such Assignment Agreement, and (ii) on the effective date of the transfer determined pursuant thereto give notice of such acceptance and recordation to the Lenders and the Borrower. The Borrower shall not be responsible for such registration and processing fee or any costs or expenses incurred by any Lender, any Purchasing Lender or the Agent in connection with such assignment except as provided above.

     (d) If, pursuant to this Section 10.10 any interest in this Agreement or any Note is transferred to a Purchasing Lender which is organized under the laws of any jurisdiction other than the United States of America or any State thereof, the transferor Lender shall cause such Purchasing Lender, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrower or the transferor Lender with respect to any payments to be made to such transferee in respect of the Loans or the L/C Obligations,
(ii) to furnish to the transferor Lender (and, in the case of any Purchasing Lender, the Agent and the Borrower) two duly completed and signed copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities (wherein such Purchasing Lender claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (iii) to agree (for the benefit of the transferor Lender, the Agent and the Borrower) to provide the transferor Lender (and, in the case of any Purchasing Lender, the Agent and the Borrower) new forms as contemplated by Section 3.3(b) upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

     Section 10.11 Any provision of the Credit Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by
(a) the Borrower, (b) the Majority Lenders, and (c) if the rights or duties of the Agent or the Co-Agent are affected thereby, the Agent or the Co-Agent, as the case may be, provided that:

           (i) no amendment or waiver shall (A) increase the Revolving Credit Commitment Amount or the Term Loan Commitment Amount without the consent of all Lenders or increase any Commitment of any Lender without the consent of such Lender, (B) postpone any Maturity Date without the consent of all Lenders or reduce the amount of or postpone the date for any scheduled payment of any principal of or interest on any Loan or Reimbursement Obligation or of any fee payable hereunder without the consent of each Lender owed any such Obligation, or (C) release or modify any collateral for any Obligation (including, without limitation, any Guaranty) without the consent of all Lenders; and

           (ii) no amendment or waiver shall, unless signed by each Lender, change the provisions of this Section 10.11 or the definition of Majority Lenders or the number of Lenders required to take any action under any other provision of the Credit Documents.

     Section 10.12 Headings Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

     Section 10.13 Legal Fees, Other Costs and Indemnification. The Borrower, upon demand by the Agent or any Lender, agrees to pay the reasonable fees and disbursements of legal counsel to the Agent and any Lender in connection with the preparation and execution of the Credit Documents, any amendment, waiver or consent related thereto, whether or not the transactions contemplated therein are consummated and any enforcement of any Credit Document or collection of any Obligations; provided that the Borrower shall only have to pay the reasonable fees and disbursements of one law firm in connection therewith unless the Agent, the Co-Agent, any Lender or their counsel is of the reasonable opinion that representation by one law firm would not be feasible or that a conflict of interest would exist. The Borrower further agrees to indemnify each Lender, the Agent, the Co-Agent and their respective directors, officers, employees and attorneys (collectively, the "Indemnified Parties"), against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable attorneys' fees and other reasonable expenses of investigating, defending against claims, litigation or preparation therefor, whether or not such Indemnified Party is a party thereto) which any of them may pay or incur arising out of or relating to (a) any action, suit or proceeding by any third party or governmental authority against such Indemnified Party and relating to any Credit Document, the Loans, any Letter of Credit or the application or proposed application by the Borrower of the proceeds of any Loan, REGARDLESS OF WHETHER SUCH CLAIMS OR ACTIONS ARE FOUNDED IN WHOLE OR IN PART UPON THE ALLEGED SIMPLE OR CONTRIBUTORY NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES AND/OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES OR ATTORNEYS, (b) any investigation of any third party or any governmental authority involving any Lender, the Agent or the Co-Agent and related to any use made or proposed to be made by the Borrower of the proceeds of the Borrowings, or any transaction financed or to be financed in whole or in part, directly or indirectly with the proceeds of any Borrowing, and (c) any investigation of any third party or any governmental authority, litigation or proceeding involving any Lender, the Agent or the Co-Agent by virtue of the Credit Documents and related to any environmental cleanup, audit, compliance or other matter relating to any Environmental Law or the presence of any Hazardous Material (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law) with respect to the Borrower, regardless of whether caused by, or within the control of, the Borrower; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for any of the foregoing arising out of such Indemnified Party's or the Lender's, Agent's or Co-Agent's, as the case may be, gross negligence or willful misconduct or the gross negligence or wilful misconduct of any other Indemnified Party with respect to the same Lender, Agent or Co-Agent.

     Section 10.14. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

     (A) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO AND THERETO, SHALL BE

CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TEXAS.

     (B) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO AGREE THAT ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LENDERS OR THE BORROWER MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF TEXAS SITTING IN HARRIS COUNTY OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE BORROWER, THE LENDERS, THE AGENT AND THE CO-AGENT HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE BORROWER, THE LENDERS, THE AGENT AND THE CO-AGENT FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS, BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF TEXAS. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE BORROWER, THE LENDERS, THE AGENT AND THE CO-AGENT HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER, ANY LENDER, THE AGENT OR THE CO-AGENT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PERSON HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS.

     (C) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     Section 10.15. Confidentiality. The Agent, the Co-Agent and each Lender agrees it will not disclose without the Borrower's consent (other than to its employees, auditors, counsel or other professional advisors or to its Affiliates) any information concerning the Borrower or any of its Subsidiaries furnished pursuant to any of the Credit Documents; provided that the Lenders may disclose any such information (i) that has become generally available to the public other than through the Lenders, (ii) if required in any examination or audit or any report, statement or testimony submitted to any federal or state regulatory body having or claiming to have jurisdiction over the Lenders, (iii) if required in response to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to the Lenders, (v) to any prospective or actual permitted transferee in connection with any contemplated or actual permitted transfer of any interest in the Notes by the Lenders, and (vi) in connection with the exercise of any remedies by the Lenders; provided that such actual or prospective transferee executes an agreement with the Lenders containing provisions substantially identical to those contained in this Section 10.15 prior to such transferee's receipt of any such information.

     Section 10.16. Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Borrower, the Agent, the Co-Agent and each Lender has signed and delivered to the Agent a counterpart signature page hereto or, in the case of a Lender, the Agent has received telex or facsimile notice that such a counterpart has been signed and mailed to the Agent.

     Section 10.17. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 10.18. Change in Accounting Principles or Tax Laws. If (i) any change in accounting principles from those used in the preparation of the financial statements of the Borrower referred to in Section 5.9 is hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and such change materially affects the calculation of any component of any financial covenant, standard or term found in this Agreement, or (ii) there is a material change in federal or foreign tax laws which materially affects the Borrower's ability to comply with the financial covenants, standards or terms found in this Agreement, the Borrower and the Lenders agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating any of the Borrower's and its Subsidiaries' consolidated financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

     Section 10.19. Entire Agreement. The Credit Documents constitute the entire understanding among the Borrower, the Lenders, the Agent and the Co-Agent and supersede all earlier or contemporaneous agreements, whether written or oral, concerning the subject matter of the Credit Documents. THIS WRITTEN AGREEMENT TOGETHER WITH THE OTHER CREDIT DOCUMENTS REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND

MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

ADDRESS:                                    BORROWER:

9753 Pine Lake Drive                        DANIEL INDUSTRIES, INC.
Houston, Texas  77055

Attention:  Chief Financial Officer         By: /s/ JAMES M. TIDWELL
Copy to:  General Counsel                      --------------------------------
Telephone No.: 713/827-3836                 Name: James M. Tidwell
Fax No.:  713/827-4805                           ------------------------------
                                            Title: Executive Vice President
                                                  -----------------------------
                                                   and Chief Financial Officer
                                                  -----------------------------

PERCENTAGE:                                 LENDERS:


42.857142857%                               BANK ONE, TEXAS, NA, AS AGENT AND
                                            LENDER

Address for Notices:
                                            By:    /s/ B. A. KELLY
Bank One, Texas, NA                                ----------------------------
910 Travis, 7th Floor                       Name:  Barry A. Kelly
Houston, Texas  77002                              ----------------------------
Attention:  Barry Kelly                     Title: SVP
Telephone No.: 713/751-3831                        ----------------------------
Fax No.: 713/751-6199

Payment Instructions:

Name of Credit Bank:        Bank One, Texas, NA
City, State:                Houston, Texas
ABA No.:                    111000614
Method of Payment:          Wire Transfer
For Credit To:              Daniel Industries
Account No.:                0749905618
Reference:                  Payment or Advance
Attention:                  Patricia Williams

Lending Office:

Bank One Texas, NA
910 Travis, 7th Floor
Houston, Texas  77002
Attention:  Barry Kelly
Telephone No.: 713/751-3831
Fax No.: 713/751-6199

PERCENTAGE:                                 TEXAS COMMERCE BANK NATIONAL
                                            ASSOCIATION, AS CO-AGENT AND LENDER
28.571428571%

ADDRESS:

Texas Commerce Bank National                By: /s/ DARL PETTY
Association                                    --------------------------------
707 Travis, 5th Floor                       Name: Darl Petty
Houston, Texas  77002                            ------------------------------
Attention:  Mona Foch                       Title: Vice President
Telephone:  713/216-5911                          -----------------------------
Fax No.:    713/216-4227

Payment Instructions:

Name of Credit Bank:        Texas Commerce Bank National Association
City, State:                Houston, Texas
ABA No.:                    113-000-609
Method of Payment:
For Credit To:              Commercial Loan Account
Account No.:                0010-038-1673
Reference:                  Daniel Industries, Inc.
Attention:                  Debra Harris (713) 216-5733

Lending Office:

Texas Commerce Bank National
Association
707 Travis, 5th Floor
Houston, Texas  77002
Attention:  Debra Harris
Telephone:  713/216-5733
Fax No.:    713/216-4117 or 713/216-4227

PERCENTAGE:                                 CIBC INC., AS LENDER

14.285714285%

ADDRESS:                                    By:    /s/ ALEKSANDRA K. DYMANUS
                                                 ------------------------------
Two Paces West, Suite 1200                  Name:   Aleksandra K. Dymanus
2727 Paces Ferry Road                              ----------------------------
Atlanta, Georgia  30339                     Title:  Authorized Signatory
                                                   -----------------------------
Payment Instructions:

Name of Credit Bank:        Bank of New York
City, State:                New York, New York
ABA No.:                    021 000 018
Method of Payment:          Federal Reserve
For Credit To:              CIBC Inc. New York
Account No.:                890 0331 046
Reference:                  Daniel Industries
Attention:                  Credit Operations, Atlanta

Lending Office:

Two Paces West, Suite 1200
2727 Paces Ferry Road
Atlanta, Georgia  30339

PERCENTAGE:                                 CREDIT LYONNAIS NEW YORK BRANCH,
                                            AS LENDER
14.285714285%

                                            By: /s/ PASCAL ROURELLE
                                               --------------------------------
                                            Name:   Pascal Rourelle
                                                 ------------------------------
                                            Title:  Executive Vice President
                                                  -----------------------------
ADDRESS:

Credit Lyonnais New York Branch
1301 Avenue of the Americas
New York, New York  10019                   By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------


Payment Instructions:

Name of Credit Bank:        Credit Lyonnais New York
City, State:                New York, New York
ABA No.:                    026008073
Method of Payment:          Federal Funds
For Credit To:              Loan Servicing
Account No.:                01-88179-3701-00-179
Reference:                  Daniel Industries
Attention:

Lending Office:

Credit Lyonnais New York Branch
1301 Avenue of the Americas
New York, New York  10019

                                  EXHIBIT 2.11A

                             FORM OF REVOLVING NOTE

                                 REVOLVING NOTE

$_______________                                             November 19, 1997


         FOR VALUE RECEIVED, the undersigned unconditionally promises to pay to the order of _________________________________ (the "Lender"), at the payment office of the Agent (as hereinafter defined) located in Houston, Texas, on or before April 30, 2000, or such later date as the Maturity Date (as defined in the Credit Agreement hereinafter defined) may be extended, the principal sum of _______________________________ ($___________) or, if less, the aggregate unpaid principal amount of all Revolving Loans (as defined in the Credit Agreement) made in United States Dollars by the Lender to the undersigned pursuant to the Credit Agreement, as shown, at the Lender's option, either on the grid schedule attached hereto (and any continuation thereof) or in the records of the Lender.

         The undersigned also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement; provided, however, that in no event shall such interest exceed the Highest Lawful Rate (as hereinafter defined).

         All payments of principal and interest hereunder shall be made in lawful money of the United States of America in freely transferable United States Dollars.

         "Highest Lawful Rate" shall mean the maximum nonusurious interest rate, if any, that any time or from time to time may be contracted for, taken, reserved, charged or received on this Note under laws applicable to the Lender which are presently in effect or, to the extent allowed by applicable law, under such laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. Determination of the rate of interest for the purpose of determining whether the Loans represented hereby are usurious under all applicable laws shall be made by amortizing or spreading using the actuarial method during the stated terms of the Loans (as defined in the Credit Agreement), all interest at any time contracted for, charged or received from the undersigned in connection with such Loans.

         It is the intention of the Lender to conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or the Loans would be usurious as to the Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Note, the Term Notes (as defined in the Credit Agreement) or the Credit Agreement), then, in that event, notwithstanding anything to the contrary in this Note, the Term Notes, the Credit Agreement or any other instrument or agreement entered into in connection with this Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under laws applicable to the Lender that is contracted for, taken, reserved, charged or received by the Lender under this Note, the Term Notes, the Credit Agreement or under any of the aforesaid agreements or instruments entered into in connection with this Note or otherwise shall under no circumstances exceed the Highest Lawful Rate, and any excess shall be credited by the Lender on the principal amount of this Note, all Reimbursement Obligations or the Term Notes (each term as defined in the Credit Agreement) (or, if the principal amount of this Note, the Reimbursement Obligations and the Term Notes shall have been paid in full, refunded by the Lender to the undersigned); (ii) in the event that the maturity of this Note is accelerated by reason of an election of the holder or holders hereof resulting from any Event of Default under the Credit Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under laws applicable to the Lender may never include more than the Highest Lawful Rate, and excess interest, if any, provided for in this Note, the Term Notes, the Credit Agreement or otherwise shall be automatically canceled by the Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Lender on the principal amount of this Note, the Reimbursement Obligations or the Term Notes (or if the principal amount of this Note, all Reimbursement Obligations and the Term Notes shall have been paid in full, refunded by the Lender to the undersigned); and (iii) if at any time the interest provided under this Note, the Term Notes or the Credit Agreement, together with any other fees payable pursuant to this Note, the Term Notes, the Credit Agreement or any other Credit Document and deemed interest under applicable law, exceeds the amount that would have accrued at the Highest Lawful Rate, the amount of interest and any such fees to accrue to the Lender hereunder and thereunder shall be limited to the amount which would have accrued at the Highest Lawful Rate, but any subsequent reductions shall not reduce the interest to accrue to the Lender hereunder and thereunder below the Highest Lawful Rate until the total amount of interest accrued pursuant hereto and thereto and such fees deemed to be interest equals the amount of interest which would have accrued to the Lender if a varying rate per annum equal to the interest hereunder had at all times been in effect plus the amount of fees which would have been received but for the effect hereof; and in each case, to the extent permitted by applicable law, the Lender shall not be subject to any of the penalties provided by law for contracting for, taking, reserving, charging or receiving interest in excess of the Highest Lawful Rate. The Lender hereby elects to determine the applicable rate ceiling under the Texas Credit Title Act, 75th Leg., R.S. Ch. 1396, 1997 Tex. Sess. Law Serv. 5202 (Vernon) (to be codified at Tex. Rev. Civ. Stat. Ann. art. 5069-1B.001 et seq.) by the weekly rate ceiling from time to time in effect, subject to the Lender's right subsequently to change such method in accordance with applicable law. The provisions of Chapter 346 of Tex. Finance Code Ann. (Vernon 1998) regulating certain revolving credit accounts and open-end accounts shall not apply to this Note.

         This Note is one of the Revolving Notes referred to in and is entitled to the benefits of that certain Credit Agreement dated as of November 19, 1997 (as the same may be amended, modified, supplemented, extended, rearranged and/or restated from time to time, the "Credit Agreement"), entered into by and among the undersigned, certain financial institutions from time to time parties thereto (collectively, the "Lenders"), Bank One, Texas, NA, as Agent for the Lenders, and Texas Commerce Bank National Association, as Co-Agent for the Lenders. Reference is hereby made to the Credit Agreement for a statement of the prepayment rights and obligations of the undersigned and for a statement of the terms and conditions under which the due date of this Note may be accelerated. Upon the occurrence of any Event of Default as specified in the Credit Agreement, the principal balance hereof and the interest accrued hereon may be declared to be forthwith due and payable in accordance with the Credit Agreement, and any and all deposits and any other Indebtedness (as defined in the Credit Agreement) of the holder hereof to the undersigned may be appropriated and applied hereon.

         In addition to and not in limitation of the foregoing, the undersigned further agrees, subject only to any limitation imposed by applicable laws, to pay all reasonable expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, subject to any applicable grace period in the Credit Agreement whether by acceleration or otherwise.

         All parties hereto, whether as makers, endorsees, or otherwise, severally waive presentment for payment, demand, protest, notice of intent to accelerate, notice of acceleration, notice of dishonor and all other notices whatsoever.

         THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF TEXAS AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                                  DANIEL INDUSTRIES, INC.



                                  By:
                                      -----------------------------------------
                                  Name:
                                        ---------------------------------------
                                  Title:
                                         --------------------------------------

                                  EXHIBIT 2.11B

                                FORM OF TERM NOTE

                                    TERM NOTE

$___________________                                          November 19, 1997


         FOR VALUE RECEIVED, the undersigned unconditionally promises to pay to the order of _______________________________ (the "Lender"), at the payment office of the Agent (as hereinafter defined) located in Houston, Texas on or before April 30, 2004, the principal sum of ______________________________
($________________), or, if less, the aggregate unpaid principal amount of the Term Loan (as defined in the Credit Agreement hereinafter defined) made in United States Dollars by the Lender to the undersigned pursuant to the Credit Agreement, as shown, at the Lender's option, either on the grid schedule attached hereto (and any continuation thereof) or in the records of the Lender.

         The undersigned also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement; provided, however, that in no event shall such interest exceed the Highest Lawful Rate (as hereinafter defined).

         All payments of principal and interest hereunder shall be made in lawful money of the United States of America in freely transferable United States Dollars.

         "Highest Lawful Rate" shall mean the maximum nonusurious interest rate, if any, that any time or from time to time may be contracted for, taken, reserved, charged or received on this Note under laws applicable to the Lender which are presently in effect or, to the extent allowed by applicable law, under such laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. Determination of the rate of interest for the purpose of determining whether the Loans represented hereby are usurious under all applicable laws shall be made by amortizing or spreading using the actuarial method during the stated terms of the Loans (as defined in the Credit Agreement), all interest at any time contracted for, charged or received from the undersigned in connection with such Loans.

         It is the intention of the Lender to conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or the Loans would be usurious as to the Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Note, the Revolving Notes (as defined in the Credit Agreement) or the Credit Agreement), then, in that event, notwithstanding anything to the contrary in this Note, the Revolving Notes, the Credit Agreement or any other instrument or agreement entered into in connection with this Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under laws applicable to the Lender that is contracted for, taken, reserved, charged or received by the Lender under this Note, the


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

Revolving Notes, the Credit Agreement, or under any of the aforesaid agreements or instruments entered into in connection with this Note or otherwise shall under no circumstances exceed the Highest Lawful Rate, and any excess shall be credited by the Lender on the principal amount of this Note, all Reimbursement Obligations or the Revolving Notes (each term as defined in the Credit Agreement) (or, if the principal amount of this Note, the Reimbursement Obligations and the Revolving Notes shall have been paid in full, refunded by the Lender to the undersigned); (ii) in the event that the maturity of this Note is accelerated by reason of an election of the holder or holders hereof resulting from any Event of Default under the Credit Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under laws applicable to the Lender may never include more than the Highest Lawful Rate, and excess interest, if any, provided for in this Note, the Revolving Notes, the Credit Agreement or otherwise shall be automatically canceled by the Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Lender on the principal amount of this Note, the Reimbursement Obligations or the Revolving Notes (or if the principal amount of this Note, all Reimbursement Obligations and the Revolving Notes shall have been paid in full, refunded by the Lender to the undersigned); and (iii) if at any time the interest provided under this Note, the Revolving Notes or the Credit Agreement, together with any other fees payable pursuant to this Note, the Revolving Notes, the Credit Agreement or any other Credit Document and deemed interest under applicable law, exceeds the amount that would have accrued at the Highest Lawful Rate, the amount of interest and any such fees to accrue to the Lender hereunder and thereunder shall be limited to the amount which would have accrued at the Highest Lawful Rate, but any subsequent reductions shall not reduce the interest to accrue to the Lender hereunder and thereunder below the Highest Lawful Rate until the total amount of interest accrued pursuant hereto and thereto and such fees deemed to be interest equals the amount of interest which would have accrued to the Lender if a varying rate per annum equal to the interest hereunder had at all times been in effect plus the amount of fees which would have been received but for the effect hereof; and in each case, to the extent permitted by applicable law, the Lender shall not be subject to any of the penalties provided by law for contracting for, taking, reserving, charging or receiving interest in excess of the Highest Lawful Rate. The Lender hereby elects to determine the applicable rate ceiling under the Texas Credit Title Act, 75th Leg., R.S. Ch. 1396, 1997 Tex. Sess. Law Serv. 5202 (Vernon) (to be codified at Tex. Rev. Civ. Stat. Ann. art. 5069-1B.001 et seq.) by the weekly rate ceiling from time to time in effect, subject to the Lender's right subsequently to change such method in accordance with applicable law. The provisions of Chapter 346 of Tex. Finance Code Ann. (Vernon 1998) regulating certain revolving credit accounts and open-end accounts shall not apply to this Note.

         This Note is one of the Term Notes referred to in and is entitled to the benefits of that certain Credit Agreement dated as of November 19, 1997 (as the same may be amended, modified, supplemented, extended, rearranged and/or restated from time to time, the "Credit Agreement"), entered into by and among the undersigned, certain financial institutions from time to time parties thereto (collectively, the "Lenders"), Bank One, Texas, NA, as Agent for the Lenders, and Texas Commerce Bank National Association, as Co-Agent for the Lenders. Reference is hereby made to the Credit Agreement for a statement of the prepayment rights and obligations of the undersigned and for a statement of the terms and conditions under which the due date of this Note may be accelerated. Upon the occurrence of any Event of Default as


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

specified in the Credit Agreement, the principal balance hereof and the interest accrued hereon may be declared to be forthwith due and payable in accordance with the Credit Agreement, and any and all deposits and any other Indebtedness (as defined in the Credit Agreement) of the holder hereof to the undersigned may be appropriated and applied hereon.

         In addition to and not in limitation of the foregoing, the undersigned further agrees, subject only to any limitation imposed by applicable laws, to pay all reasonable expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, subject to any applicable grace period in the Credit Agreement whether by acceleration or otherwise.

         All parties hereto, whether as makers, endorsees, or otherwise, severally waive presentment for payment, demand, protest, notice of intent to accelerate, notice of acceleration, notice of dishonor and all other notices whatsoever.

         THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF TEXAS AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                                  DANIEL INDUSTRIES, INC.



                                  By:
                                      -----------------------------------------
                                  Name:
                                        ---------------------------------------
                                  Title:
                                         --------------------------------------


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